                                            Registration Statement No. 333-69793

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        Post-Effective Amendment No. 2 to

                                    FORM S-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         THE TRAVELERS INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                   CONNECTICUT
         (State or other jurisdiction of incorporation or organization)

                I.R.S. Employer Identification Number: 06-0566090

          One Tower Square, Hartford, Connecticut 06183 (860) 277-0111
  ----------------------------------------------------------------------------
    (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)


                           Ernest J. Wright, Secretary
                         The Travelers Insurance Company
                                One Tower Square
                           Hartford, Connecticut 06183
                                 (860) 277-4345
                         -------------------------------
            (Name, Address, including Zip Code, and Telephone Number,
                    including Area Code of Agent for Service)


Approximate date of commencement of proposed sale to the public: The investment option interests covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. __X__

If the registrant elects to deliver its latest annual report to security-holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this form, check the following box. _____

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering _____.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering _____.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _____

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

                         THE TRAVELERS INSURANCE COMPANY

          Cross Reference Sheet Pursuant to Regulation S-K, Item 501(b)
          -------------------------------------------------------------

Item
No.      Form S-2 Caption                                         Heading in Prospectus
----     ----------------                                         ---------------------
  1.     Forepart of the Registration Statement                   Outside Front Cover Page of Registration
         and Outside Front Cover Page of                          Statement and Prospectus
         Prospectus

  2.     Inside Front and Outside Back Cover                      Available Information, Incorporation of
         Pages of Prospectus                                      Certain Documents by Reference;
                                                                  Table of Contents

  3.     Summary Information, Risk Factors                        Prospectus Summary; Outside Front
         and Ratio of Earnings to Fixed Charges                   Cover Page

  4.     Use of Proceeds                                          Investments by the Company

  5.     Determination of Offering Price                          Not Applicable

  6.     Dilution                                                 Not Applicable

  7.     Selling Security Holders                                 Not Applicable

  8.     Plan of Distribution                                     Distribution of the Contract

  9.     Description of Securities to be                          Outside Front Cover Page of Prospectus;
         Registered                                               Description of Contracts

 10.     Interests of Named Experts and                           Not Applicable
         Counsel

 11.     Information with Respect to the                          Outside Front Cover Page; Incorporation
         Registrant                                               of Certain Documents by Reference to Form 10-K

 12.     Incorporation of Certain                                 Incorporation of Certain Documents by
         Information by Reference                                 Reference

 13.     Disclosure of Commission Position                        Not Applicable
         on Indemnification of Securities
         Act Liabilities

                                   PROSPECTUS

                TRAVELERS RETIREMENT ACCOUNT ANNUITY PROSPECTUS:

           THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES THE TRAVELERS SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES

This prospectus describes TRAVELERS RETIREMENT ACCOUNT, a flexible premium deferred variable annuity contract (the "Contract") issued by The Travelers Insurance Company or The Travelers Life and Annuity Company, depending on the state in which you purchased your Contract. The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts"). We may issue it as an individual Contract or as a group Contract. When we issue a group Contract, you will receive a certificate summarizing the Contract's provisions. For convenience, we refer to Contracts and certificates as "Contracts."

You can choose to have your premium ("purchase payments") and any applicable purchase payment credits accumulate on a variable and/or fixed basis in one of our funding options. Your contract value before the maturity date and the amount of monthly income afterwards will vary daily to reflect the investment experience of the variable funding options you select. You bear the investment risk of investing in the variable funding options. The variable funding options are:

Capital Appreciation Fund
Managed Assets Trust
High Yield Bond Trust
Money Market Portfolio
AIM VARIABLE INSURANCE FUNDS, INC.
  AIM V.I. Value Fund
CITISTREET FUNDS, INC.(1)
  Diversified Bond Fund(2)
  International Stock Fund(3)
  Large Company Stock Fund(4)
  Small Company Stock Fund(5)
CREDIT SUISSE WARBURG PINCUS TRUST
  Emerging Markets Portfolio
DELAWARE GROUP PREMIUM FUND, INC.
  REIT Series
  Small Cap Value Series
DREYFUS VARIABLE INVESTMENT FUND
  Appreciation Portfolio -- Initial Class
  Small Cap Portfolio -- Initial Class
GREENWICH STREET SERIES FUND
  Appreciation Portfolio
  Equity Index Portfolio Class II
  Fundamental Value Portfolio
JANUS ASPEN SERIES
  Aggressive Growth Portfolio -- Service Shares
  Balanced Portfolio -- Service Shares
  Worldwide Growth Portfolio -- Service Shares
PIMCO VARIABLE INSURANCE TRUST
  Total Return Bond Portfolio
PUTNAM VARIABLE TRUST
  Putman VT International Growth Fund -- Class IB Shares Putman VT Small Cap Value Fund -- Class IB Shares
  Putman VT Voyager II Fund -- Class IB Shares
SALOMON BROTHERS VARIABLE SERIES FUNDS, INC.
  Capital Fund
  Investors Fund
  Small Cap Growth Fund
  Total Return Fund
SMITH BARNEY INVESTMENT SERIES
  Smith Barney Large Cap Core Portfolio
  Smith Barney Premier Selection All Cap Growth Portfolio STRONG VARIABLE INSURANCE FUNDS, INC.
  Strong Multi Cap Value Fund II(6)
TRAVELERS SERIES FUND, INC.
  AIM Capital Appreciation Portfolio
  Alliance Growth Portfolio
  MFS Total Return Portfolio
  Putnam Diversified Income Portfolio
  Smith Barney Aggressive Growth Portfolio
  Smith Barney High Income Portfolio
  Smith Barney International All Cap Growth Portfolio(7) Smith Barney Large Capitalization Growth Portfolio
THE TRAVELERS SERIES TRUST
  Disciplined Mid Cap Stock Portfolio
  Equity Income Portfolio
  Federated Stock Portfolio
  Large Cap Portfolio
  Lazard International Stock Portfolio
  MFS Emerging Growth Portfolio
  MFS Mid Cap Growth Portfolio
  MFS Research Portfolio
  Social Awareness Stock Portfolio
  Travelers Quality Bond Portfolio
  U.S. Government Securities Portfolio
  Utilities Portfolio
VAN KAMPEN LIFE INVESTMENT TRUST
  Emerging Growth Portfolio -- Class II Shares
  Enterprise Portfolio -- Class II Shares
VARIABLE ANNUITY PORTFOLIOS
  Smith Barney Small Cap Growth Opportunities Portfolio VARIABLE INSURANCE PRODUCTS FUND II (FIDELITY)
  Asset Manager Portfolio -- Service Class 2
  Contrafund(R) Portfolio -- Service Class 2
VARIABLE INSURANCE PRODUCTS FUND III (FIDELITY)
  Dynamic Capital Appreciation Portfolio -- Service   Class 2
  Mid Cap Portfolio -- Service Class 2

---------------
(1) formerly American Odyssey Funds, Inc.
(2) formerly Long-Term Bond Fund
(3) formerly International Equity Fund
(4) formerly Core Equity Fund
(5) formerly Emerging Opportunities Fund
(6) formerly Strong Schafer Value Fund
(7) formerly Smith Barney International Equity Fund

We also offer variable annuity contracts that do not have purchase payment credits, and therefore may have lower fees. Over time, the value of the purchase payment credits could be more than offset by higher charges. You should carefully consider whether or not this Contract is the most appropriate investment for you.

The Contract, certain contract features and/or some of the funding options may not be available in all states. The Fixed Account is described in a separate prospectus. THE CURRENT PROSPECTUSES FOR THE UNDERLYING FUNDS THAT SUPPORT THE VARIABLE FUNDING OPTIONS MUST ACCOMPANY THIS PROSPECTUS. READ AND RETAIN THEM FOR FUTURE REFERENCE.

This prospectus provides the information that you should know before investing in the Contract. You can receive additional information about your Contract by requesting a copy of the Statement of Additional Information ("SAI") dated May 1, 2001. We filed the SAI with the Securities and Exchange Commission ("SEC"), and it is incorporated by reference into this prospectus. To request a copy, write to The Travelers Insurance Company, Annuity Investor Services, One Tower Square, Hartford, Connecticut 06183, call 1-800-842-9406 or access the SEC's website (http://www.sec.gov). See Appendix E for the SAI's table of contents.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS IS ACCOMPANIED BY A COPY OF EACH OF THE TRAVELERS INSURANCE COMPANY'S AND THE TRAVELERS LIFE AND ANNUITY COMPANY'S LATEST ANNUAL REPORTS FILED ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2000. VARIABLE ANNUITY CONTRACTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                          PROSPECTUS DATED MAY 1, 2001

                               TABLE OF CONTENTS

Index of Special Terms....................      2
Summary...................................      3
Fee Table.................................      6
Condensed Financial Information...........     14
The Annuity Contract......................     14
  Contract Owner Inquiries................     14
  Purchase Payments.......................     14
  Purchase Payment Credits................     14
  Conservation Credits....................     15
  Accumulation Units......................     15
  The Variable Funding Options............     15
The Fixed Account.........................     21
Charges and Deductions....................     21
  General.................................     21
  Withdrawal Charge.......................     22
  Free Withdrawal Allowance...............     23
  Transfer Charge.........................     23
  Mortality and Expense Risk Charge.......     23
  Variable Funding Option Expenses........     23
  Floor Benefit/Liquidity Benefit
    Charges...............................     23
  CHART Asset Allocation Program Charges..     23
  Premium Tax.............................     23
  Changes in Taxes Based upon Premium or
    Value.................................     24
Transfers.................................     24
  Dollar Cost Averaging...................     24
Access to Your Money......................     25
  Systematic Withdrawals..................     25
  Managed Distribution Program............     25
Ownership Provisions......................     26
  Types of Ownership......................     26
    Contract Owner........................     26
    Beneficiary...........................     26
Death Benefit.............................     26
  Death Proceeds Before the Maturity
    Date..................................     26
  Payment of Proceeds.....................     27
  Death Proceeds After the Maturity
    Date..................................     29
The Annuity Period........................     29
  Maturity Date...........................     29
  Liquidity Benefit.......................     30
  Allocation of Annuity...................     30
  Variable Annuity........................     30
  Fixed Annuity...........................     31
Payment Options...........................     31
  Election of Options.....................     31
  Annuity Options.........................     32
Miscellaneous Contract Provisions.........     33
  Right to Return.........................     33
  Termination.............................     33
  Required Reports........................     33
  Suspension of Payments..................     33
The Separate Accounts.....................     33
  Performance Information.................     34
Federal Tax Considerations................     35
  General Taxation of Annuities...........     35
  Qualified Annuity Contracts.............     35
  Penalty Tax for Premature
    Distributions.........................     35
  Diversification Requirements for
    Variable Annuities....................     35
  Ownership of the Investments............     36
  Mandatory Distributions for Qualified
    Plans.................................     36
  Taxation of Death Benefit Proceeds......     36
Available Information.....................     36
Incorporation of Certain Documents By
  Reference...............................     37
Other Information.........................     37
  The Insurance Companies.................     37
  Financial Statements....................     37
  Distribution of Variable Annuity
    Contracts.............................     37
  Conformity with State and Federal
    Laws..................................     38
  Voting Rights...........................     38
  Legal Proceedings and Opinions..........     38
APPENDIX A: Condensed Financial
  Information for The Travelers Insurance
  Company: Separate Account Five..........    A-1
APPENDIX B: Condensed Financial
  Information for The Travelers Life and
  Annuity Company: Separate Account Six...    B-1
APPENDIX C: Waiver of Withdrawal Charge
  for Nursing Home Confinement............    C-1
APPENDIX D: Market Value Adjustment.......    D-1
APPENDIX E: Contents of the Statement of
  Additional Information..................    E-1
Financial Statements......................

                             INDEX OF SPECIAL TERMS

The following terms are italicized throughout the prospectus. Refer to the page listed for an explanation of each term.

Accumulation unit.........................     15
Accumulation period.......................     15
Annuitant.................................     26
Annuitization credit......................     30
Annuity payments..........................     29
Annuity unit..............................     15
Cash surrender value......................     25
Conservation credit.......................     15
Contract date.............................     14
Contract owner (You, Your)................     26
Contract value............................     14
Contract year.............................     14
Death report date.........................     26
Fixed Account.............................     14
Funding Option(s).........................     14
Maturity date.............................     29
Purchase payment..........................     14
Purchase payment credit...................     14
Underlying fund...........................     15
Written request...........................     14

                                    SUMMARY:
                          TRAVELERS RETIREMENT ACCOUNT

THIS SUMMARY DETAILS SOME OF THE MORE IMPORTANT POINTS THAT YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING THE CONTRACT. PLEASE READ THE ENTIRE PROSPECTUS CAREFULLY.

WHAT COMPANY WILL ISSUE MY CONTRACT? Your issuing company is either The Travelers Insurance Company or The Travelers Life and Annuity Company, ("the Company," "We" or "Us") depending on where you reside. Each company sponsors its own segregated asset account ("Separate Account"). The Travelers Insurance Company sponsors the Travelers Separate Account Five for Variable Annuities ("Separate Account Five"); The Travelers Life and Annuity Company sponsors the Travelers Separate Account Six for Variable Annuities ("Separate Account Six"). When we refer to the Separate Account, we are referring to either Separate Account Five or Separate Account Six, depending upon your issuing Company.

Your issuing Company is The Travelers Life and Annuity Company unless you reside in one of the following locations. The Travelers Insurance Company issues Contracts in the locations listed below:

Bahamas
British Virgin Islands
Guam
New Hampshire
New Jersey
New York
U.S. Virgin Islands

CAN YOU GIVE ME A GENERAL DESCRIPTION OF THE CONTRACT? We designed the Contract for retirement savings or other long-term investment purposes. The Contract provides a death benefit as well as guaranteed payout options. You direct your payment(s) to one or more of the variable funding options and/or to the Fixed Account that is part of our general account (the "Fixed Account"). We guarantee money directed to the Fixed Account as to principal and interest. The variable funding options are designed to produce a higher rate of return than the Fixed Account; however, this is not guaranteed. You can also lose money in the variable funding options.

The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the payout phase. During the accumulation phase generally, under a qualified contract, your pre-tax contributions accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal, presumably when you are in a lower tax bracket. During the accumulation phase, under a nonqualified contract, earnings on your after-tax contributions accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. The payout phase occurs when you begin receiving payments from your Contract. The amount of money you accumulate in your Contract determines the amount of income (annuity payments) you receive during the payout phase.

During the payout phase, you may choose one of a number of annuity options. You may receive income payments from the variable funding options and/or the Fixed Account. If you elect variable income payments, the dollar amount or your payments may increase or decrease. Once you choose one of the annuity options and begin to receive payments, it cannot be changed.

WHO SHOULD PURCHASE THIS CONTRACT? The Contract is currently available for use in connection with tax qualified retirement plans ("Plans"), which include contracts qualifying under Section 401(a), 403(b), 408 or 457 of the Internal Revenue Code of 1986, as amended. Purchase of this Contract through a Plan does not provide any additional tax deferral benefits beyond those provided by the Plan. Accordingly, you should consider purchasing this Contract for its Death Benefit, Annuity Option Benefits, and other non-tax-related benefits.

You may purchase the Contract with an initial payment of at least $20,000. You may make additional payments of at least $5,000 at any time during the accumulation phase.

WHO IS THE CONTRACT ISSUED TO? If you purchase an individual contract, you are the contract owner. If a group contract is purchased, we issue certificates to the individual participants. Where we refer to "you," we are referring to the individual contract owner or the group participant, as applicable. We refer to both contracts and certificates as "Contracts." If a group unallocated contract is purchased, we issue only the Contract.

We issue group contracts in connection with retirement plans. Depending on your Plan, certain features and/or variable funding options described in this prospectus may not be available to you. Your Plan provisions supercede the prospectus. If you have any questions about your specific Plan, contact your Plan administrator.

IS THERE A RIGHT TO RETURN PERIOD? If you cancel the Contract within ten days after you receive it, you will receive a full refund of your contract value plus any Contract charges and premium taxes you paid (but not fees and charges assessed by the underlying funds). Where state law requires a longer right to return period, or the return of purchase payments, the Company will comply. You bear the investment risk on the purchase payment allocated to a variable funding option during the right to return period; therefore, the contract value we return may be greater or less than your purchase payment.

If you purchased your Contract as an Individual Retirement Annuity, and you return it within the first seven days after delivery, we will refund your full purchase payment. During the remainder of the right to return period, we will refund your contract value (including charges we assessed). We will determine your contract value at the close of business on the day we receive a written request for a refund.

During the right to return period, you will not bear any contract fees associated with the purchase payment credits. If you exercise your right to return, you will be in the same position as if you had exercised the right to return in a variable annuity contract with no purchase payment credit. You would, however, receive any gains, and we would bear any losses attributable to the purchase payment credits.

CAN YOU GIVE A GENERAL DESCRIPTION OF THE VARIABLE FUNDING OPTIONS AND HOW THEY OPERATE? Through its subaccounts, the Separate Account uses your purchase payments to purchase units, at your direction, of one or more of the variable funding options. In turn, each variable funding option invests in an underlying mutual fund ("underlying fund") that holds securities consistent with its own investment policy. Depending on market conditions, you may make or lose money in any of these variable funding options.

You can transfer between the variable funding options as frequently as you wish without any current tax implications. Currently there is no charge for transfers, nor a limit to the number of transfers allowed. We may, in the future, charge a fee for any transfer request, or limit the number of transfers allowed. At a minimum, we would always allow one transfer every six months. We reserve the right to restrict transfers that we determine will disadvantage other contract owners.

WHAT EXPENSES WILL BE ASSESSED UNDER THE CONTRACT? The Contract has insurance features and investment features, and there are costs related to each. We deduct a mortality and expense risk ("M&E") charge daily from the amounts you allocate to the Separate Account. We deduct the M&E at an annual rate of 0.80% for the Standard Death Benefit, and 1.25% for the Optional Death Benefit. Each underlying fund also charges for management costs and other expenses.

We will apply a withdrawal charge to withdrawals from the Contract, and will calculate it as a percentage of the purchase payments and associated purchase payment credits. The maximum percentage is 5%, gradually decreasing to 0% in years six and later.

If you select the Variable Annuitization Floor Benefit, there is a Floor Benefit charge assessed. This charge will vary based upon market conditions, and will be set at the time you choose this option. Once established, this charge will remain the same throughout the term of the annuitization.

HOW WILL MY PURCHASE PAYMENTS AND WITHDRAWALS BE TAXED? Generally, the payments you make to a qualified Contract during the accumulation phase are made with before-tax dollars. Generally, you will be taxed on your purchase payments, purchase payment credits and on any earnings when you make a withdrawal or begin receiving annuity payments. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal penalty tax on the amount withdrawn.

If you reach a certain age, you may be required by federal tax laws to begin receiving payments from your annuity or risk paying a penalty tax. In those cases, we can calculate and pay you the minimum required distribution amounts.

During the annuity period, if you have elected the Variable Annuity Floor Benefit Option and take a surrender, there will be tax implications. Consult your tax advisor.

HOW MAY I ACCESS MY MONEY? You can take withdrawals any time during the accumulation phase, subject to certain Plan restrictions under federal tax law. Withdrawal charges, income taxes, and/or a penalty tax may apply to taxable amounts withdrawn.

WHAT IS THE DEATH BENEFIT UNDER THE CONTRACT? You may choose to purchase the Standard or Optional Death Benefit. If you die before the Contract is in the payout phase, the person you have chosen as your beneficiary will receive a death benefit. We calculate the death benefit value at the close of the business day on which our Home Office receives (1) due proof of death and (2) written payment instructions. The Optional Death Benefit may not be available in all states. Please refer to the Death Benefit section in the prospectus for more details.

WHERE MAY I FIND OUT MORE ABOUT ACCUMULATION UNIT VALUES? The Condensed Financial Information in Appendix A or Appendix B to this prospectus provides more information about accumulation unit values.

ARE THERE ANY ADDITIONAL FEATURES? This Contract has other features you may be interested in. These include:

     - DOLLAR COST AVERAGING. This is a program that allows you to invest a fixed amount of money in variable funding options each month, theoretically giving you a lower average cost per unit over time than a single one-time purchase. Dollar Cost Averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. Potential investors should consider their financial ability to continue purchases through periods of low price levels.

     - SYSTEMATIC WITHDRAWAL OPTION. Before the maturity date, you can arrange to have money sent to you at set intervals throughout the year. Of course, any applicable income and penalty taxes will apply on amounts withdrawn.

     - MANAGED DISTRIBUTION PROGRAM. This program allows us to automatically calculate and distribute to you, in November of the applicable tax year, an amount that will satisfy the Internal Revenue Service's minimum distribution requirements imposed on certain contracts once the owner reaches age 70 1/2 or retires. These minimum distributions occur during the accumulation phase.

     - ASSET ALLOCATION ADVICE. If allowed you may elect to enter into a separate advisory agreement with CitiStreet Financial Services LLC ("CitiStreet") for the purpose of receiving asset allocation advice under CitiStreet's CHART Program. The CHART Program allocates all purchase payments among the American Odyssey Funds. The CHART Program and applicable fees are fully described in a separate disclosure statement.

                                   FEE TABLE
--------------------------------------------------------------------------------
The purpose of this Fee Table is to assist Contract owners in understanding the various costs and expenses that you will bear, directly or indirectly, if you purchase this Contract. See "Charges and Deductions" in this prospectus for additional information. Expenses shown do not include premium taxes, which may be applicable. "Other Expenses" include operating costs of each underlying fund. Each fund reflects these expenses in its net asset value; the expenses are not deducted from your contract value.

TRANSACTION EXPENSES
WITHDRAWAL CHARGE (as a percentage of the purchase payments and any applicable purchase payment credits withdrawn)

                  YEARS SINCE PURCHASE                      WITHDRAWAL
                      PAYMENT MADE                            CHARGE
                          0-1                                 5%
                           2                                  4%
                           3                                  3%
                           4                                  2%
                           5                                  1%
                      6 and later                             0%

During the annuity period, if you have elected the Liquidity Benefit, a surrender charge of 5% of the amount withdrawn will be assessed. See "Liquidity Benefit."

ANNUAL SEPARATE ACCOUNT CHARGES:
    (as a percentage of the average daily net assets of the Separate Account)

                                                       STANDARD        OPTIONAL
                                                     DEATH BENEFIT   DEATH BENEFIT
Mortality and Expense Risk Charge..................      0.80%           1.25%
Administrative Expense Charge......................    None            None
                                                         -----           -----
          Total Separate Account Charges...........      0.80%           1.25%

VARIABLE FUNDING OPTION EXPENSES:
    (as a percentage of average daily net assets of the funding option as of December 31, 2000, unless otherwise noted)

Each of the CitiStreet Funds is listed twice, once with and once without the optional CHART asset allocation fee of 0.80% reflected.

                                                                                               TOTAL
                                                                                               ANNUAL
                                                                                             OPERATING
                                                 MANAGEMENT FEE           OTHER EXPENSES      EXPENSES
                                                 (AFTER EXPENSE   12B-1   (AFTER EXPENSE   (AFTER EXPENSE
               FUNDING OPTIONS:                  REIMBURSEMENT)   FEES    REIMBURSEMENT)   REIMBURSEMENT)
---------------------------------------------------------------------------------------------------------
Capital Appreciation Fund......................       0.81%                    0.02%            0.83%
High Yield Bond Trust..........................       0.56%                    0.27%            0.83%
Managed Assets Trust...........................       0.56%                    0.03%            0.59%
Money Market Portfolio.........................       0.38%                    0.02%            0.40%
AIM VARIABLE INSURANCE FUNDS, INC.
    AIM V.I. Value Fund........................       0.61%                    0.23%            0.84%
CITISTREET FUNDS, INC.
    CitiStreet Diversified Bond Fund...........       0.49%                    0.13%            0.62%
    CitiStreet International Stock Fund........       0.58%                    0.17%            0.75%
    CitiStreet Large Company Stock Fund........       0.55%                    0.13%            0.68%
    CitiStreet Small Company Stock Fund........       0.66%                    0.18%            0.84%

                                                                                               TOTAL
                                                                                               ANNUAL
                                                                                             OPERATING
                                                 MANAGEMENT FEE           OTHER EXPENSES      EXPENSES
                                                 (AFTER EXPENSE   12B-1   (AFTER EXPENSE   (AFTER EXPENSE
               FUNDING OPTIONS:                  REIMBURSEMENT)   FEES    REIMBURSEMENT)   REIMBURSEMENT)
---------------------------------------------------------------------------------------------------------
CITISTREET FUNDS, INC.*
    CitiStreet Diversified Bond Fund*..........       0.49%                    0.93%            1.42%
    CitiStreet International Stock Fund*.......       0.58%                    0.97%            1.55%
    CitiStreet Large Company Stock Fund*.......       0.55%                    0.93%            1.48%
    CitiStreet Small Company Stock Fund*.......       0.66%                    0.98%            1.64%
CREDIT SUISSE WARBURG PINCUS TRUST
    Emerging Markets Portfolio.................       1.09%                    0.31%            1.40%(1)
DELAWARE GROUP PREMIUM FUND
    REIT Series................................       0.57%                    0.28%            0.85%(2)
    Small Cap Value Series.....................       0.71%                    0.14%            0.85%(2)
DREYFUS VARIABLE INVESTMENT FUND
    Appreciation Portfolio -- Initial Shares...       0.75%                    0.03%            0.78%(3)
    Small Cap Portfolio -- Initial Shares......       0.75%                    0.03%            0.78%(3)
GREENWICH STREET SERIES FUND
    Appreciation Portfolio.....................       0.75%                    0.03%            0.78%(4)
    Equity Index Portfolio -- Class II
      Shares**.................................       0.21%       0.25%        0.04%            0.50%(5)
    Fundamental Value Portfolio................       0.75%                    0.04%            0.79%(4)
JANUS ASPEN SERIES
    Aggressive Growth Portfolio -- Service
      Shares**.................................       0.65%       0.25%        0.02%            0.92%
    Balanced Portfolio -- Service Shares**.....       0.65%       0.25%        0.02%            0.92%
    Worldwide Growth Portfolio -- Service
      Shares**.................................       0.65%       0.25%        0.05%            0.95%
OCC ACCUMULATION TRUST
    Equity Portfolio+..........................       0.80%                    0.15%            0.95%
PIMCO VARIABLE INSURANCE TRUST
    Total Return Bond Portfolio................       0.25%                    0.40%            0.65%(6)
PUTNAM VARIABLE TRUST
    Putnam VT International Growth Fund --
      Class IB Shares**........................       0.76%       0.25%        0.18%            1.19%
    Putnam VT Small Cap Value Fund -- Class IB
      Shares**.................................       0.80%       0.25%        0.30%            1.35%
    Putnam VT Voyager II Fund -- Class IB
      Shares**.................................       0.70%       0.25%        0.30%            1.25%(7)
SALOMON BROTHERS VARIABLE SERIES FUND INC.
    Capital Fund...............................       0.58%                    0.42%            1.00%(8)
    Investors Fund.............................       0.70%                    0.21%            0.91%
    Small Cap Growth Fund......................       0.00%                    1.50%            1.50%(8)
    Total Return Fund..........................       0.46%                    0.54%            1.00%(8)
SMITH BARNEY INVESTMENT SERIES
    Smith Barney Large Cap Core Portfolio......       0.75%                    0.20%            0.95%(9)
    Smith Barney Premier Selection All Cap
      Growth Portfolio.........................       0.75%                    0.20%            0.95%(9)
STRONG VARIABLE INSURANCE FUNDS, INC.
    Strong Multi Cap Value Fund II.............       1.00%                    0.20%            1.20%(10)
THE MONTGOMERY FUNDS III
    Montgomery Variable Series: Growth Fund+...       0.82%                    0.43%            1.25%(11)

                                                                                               TOTAL
                                                                                               ANNUAL
                                                                                             OPERATING
                                                 MANAGEMENT FEE           OTHER EXPENSES      EXPENSES
                                                 (AFTER EXPENSE   12B-1   (AFTER EXPENSE   (AFTER EXPENSE
               FUNDING OPTIONS:                  REIMBURSEMENT)   FEES    REIMBURSEMENT)   REIMBURSEMENT)
---------------------------------------------------------------------------------------------------------
THE TRAVELERS SERIES TRUST
    Disciplined Mid Cap Stock Portfolio........       0.76%                    0.12%            0.88%
    Disciplined Small Cap Stock Portfolio+.....       0.86%                    0.14%            1.00%(12)
    Equity Income Portfolio....................       0.75%                    0.07%            0.82%(13)
    Federated Stock Portfolio..................       0.69%                    0.14%            0.82%
    Large Cap Portfolio........................       0.75%                    0.07%            0.82%(13)
    Lazard International Stock Portfolio.......       0.89%                    0.14%            1.02%
    MFS Emerging Growth Portfolio..............       0.81%                    0.05%            0.86%
    MFS Mid Cap Growth Portfolio...............       0.86%                    0.04%            0.90%
    MFS Research Portfolio.....................       0.86%                    0.06%            0.92%
    Strategic Stock Portfolio+.................       0.66%                    0.24%            0.90%(12)
    Social Awareness Stock Portfolio...........       0.71%                    0.04%            0.75%
    Travelers Quality Bond Portfolio...........       0.38%                    0.11%            0.49%
    U.S. Government Securities Portfolio.......       0.39%                    0.09%            0.48%
    Utilities Portfolio........................       0.71%                    0.18%            0.89%
TRAVELERS SERIES FUND INC.
    AIM Capital Appreciation Portfolio.........       0.80%                    0.03%            0.83%(14)
    Alliance Growth Portfolio..................       0.80%                    0.01%            0.81%(14)
    MFS Total Return Portfolio.................       0.80%                    0.04%            0.84%(14)
    Putnam Diversified Income Portfolio........       0.75%                    0.12%            0.87%(14)
    Smith Barney Aggressive Growth Portfolio...       0.80%                    0.19%            0.99%(14)
    Smith Barney High Income Portfolio.........       0.60%                    0.06%            0.66%(14)
    Smith Barney International All Cap Growth
      Portfolio................................       0.90%                    0.08%            0.98%(14)
    Smith Barney Large Capitalization Growth
      Portfolio................................       0.75%                    0.02%            0.77%(14)
VAN KAMPEN LIFE INVESTMENT TRUST
    Emerging Growth Portfolio Class II
      Shares**.................................       0.70%       0.25%        0.05%            1.00%
    Enterprise Portfolio Class II Shares**.....       0.50%       0.25%        0.10%            0.85%
VARIABLE ANNUITY PORTFOLIOS
    Smith Barney Small Cap Growth Opportunities
      Portfolio................................       0.75%                    0.15%            0.90%(15)
VARIABLE INSURANCE PRODUCTS FUND II
    Asset Manager Portfolio -- Service Class
      2**......................................       0.53%       0.25%        0.10%            0.88%
    Contrafund(R) Portfolio -- Service Class
      2**......................................       0.57%       0.25%        0.08%            0.90%(16)
VARIABLE INSURANCE PRODUCTS FUND III
    Dynamic Capital Appreciation Portfolio --
      Service Class 2**........................       0.57%       0.25%        0.61%            1.43%(17)
    Mid Cap Portfolio -- Service Class 2**.....       0.57%       0.25%        0.12%            0.94%(16)

FOOTNOTES:

 + No longer available to new contract owners.

 * Includes CHART Asset Allocation Fee of 0.80%.

** The 12b-1 fees deducted from these classes cover certain distribution, shareholder support and administrative services provided by intermediaries (the insurance company, broker dealer, or other service providers).

 (1) Fee waivers, expense reimbursements, or expense credits reduced expenses for the EMERGING MARKETS PORTFOLIO during 2000, but this may be discontinued at any time. Without such arrangements, the Portfolio's Management Fee, Other Expenses and Total Annual Operating Expenses would equal 1.25%, 0.42% and 1.67%, respectively. The Portfolio's other expenses are based on annualized estimates of expenses for the fiscal year ending December 31, 2000, net of any fee waivers or expense reimbursements.

 (2) The investment adviser for the REIT SERIES and the SMALL CAP VALUE SERIES is Delaware Management Company ("DMC"). Effective through April 30, 2001, DMC has voluntarily agreed to waive its management fee and reimburse the Series for expenses to the extent that total expenses will not exceed 0.85%. Without such an arrangement, Total Annual Operating Expenses for the funds would have been 1.03% and 0.89%, respectively.

 (3) Total Annual Operating Expenses for the VIF SMALL CAP PORTFOLIO -- INITIAL SHARES and the VIF APPRECIATION PORTFOLIO -- INITIAL SHARES do not include interest expense, loan commitment fees, and dividends on securities sold short. These figures are for the year ended December 31, 2000. Actual expenses in future years may be higher or lower that the fees given.

 (4) The Management Fee for the Portfolios includes 0.20% for fund administration.

 (5) The Management Fee includes 0.06% for fund administration.

 (6) Other Expenses" reflects a 0.25% administrative fee and 0.01% representing organizational expenses and pro rata Trustees' fees for the TOTAL RETURN BOND PORTFOLIO. PIMCO has contractually agreed to reduce Total Annual Operating Expenses to, the extent they would exceed, due to the payment of organizational expenses and Trustees' fees, 0.65% of average daily net assets for the TOTAL RETURN BOND PORTFOLIO. Without such reductions, Total Annual Operating Expenses for the fiscal year ended December 31, 2000 would have been 0.66%. Under the Expense Limitation Agreement, PIMCO may recoup these waivers and reimbursements in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit.

 (7) The Total Annual Operating Expenses for the VT VOYAGER FUND II -- CLASS IB SHARES are based on estimated expenses. This fund commenced operations on September 1, 2000.

 (8) The Adviser has waived all or a portion of its Management Fees for the year ended December 31, 2000. If such fees were not waived or expenses reimbursed, the Management Fee, Other Expenses, and Total Annual Operating Expenses would have been 0.85%, 0.42%, and 1.27%, respectively for the CAPITAL FUND; 0.75%, 1.77%, and 2.52%, respectively for the SMALL CAP GROWTH FUND; and 0.80%, 0.54%, and 1.34%, respectively for the TOTAL RETURN FUND.

 (9) The Adviser has agreed to waive all or a portion of its fees and reimburse certain expenses for the year ended October 31, 2000 (the Fund's fiscal year end). If such fees were not waived and expenses not reimbursed, Total Annual Operating Expenses for the SMITH BARNEY PREMIER SELECTION ALL CAP GROWTH PORTFOLIO and the SMITH BARNEY LARGE CAP CORE PORTFOLIO would have been 2.14% and 1.55%, respectively. As a result of a voluntary expense limitation, the expense ratios of these funds will not exceed 0.95%.

(10) The Adviser for STRONG MULTI CAP VALUE FUND II has voluntarily agreed to cap the Total Annual Operating Expenses at 1.20%. The adviser has no current intention to, but may in the future, discontinue or modify any waiver of fees or absorption of expenses at its discretion without further notification. Absent the waiver of fees, the Total Annual Operating Expenses would be 1.41%.

(11) The investment manager of the MONTGOMERY VARIABLE SERIES: GROWTH FUND has agreed to reduce some or all of its management fees if necessary to keep Total Annual Operating Expenses, expressed on an annualized basis, at or below one and one quarter percent (1.25%) of its average net assets. Absent this waiver of fees, the Portfolio's Total Annual Operating Expenses would equal 2.41%.

(12) Travelers Insurance Company has agreed to reimburse the STRATEGIC STOCK PORTFOLIO and the DISCIPLINED SMALL CAP STOCK PORTFOLIO for expenses for the period ended December 31, 2000 which exceeded 0.90% and 1.00% respectively. Without such voluntary arrangements, the actual annualized Total Annual Operating Expenses would have been 0.97% and 1.14%, respectively.

(13) TAMIC or the fund has entered into varying arrangements with third parties who either paid or reduced a portion of the fund's expenses. Without such expense reductions, Total Annual Operating Expenses for the EQUITY INCOME PORTFOLIO and the LARGE CAP PORTFOLIO would have been 0.87% and 0.84%, respectively.

(14) Expenses are as of October 31, 2000 (the Fund's fiscal year end). There were no fees waived or expenses reimbursed for these funds in 2000.

(15) The Advisor has agreed to reimburse SMITH BARNEY SMALL CAP GROWTH OPPORTUNITIES PORTFOLIO for the period ended December 31, 2000. If such expenses were not voluntarily reimbursed, the actual annualized Total Annual Operating Expenses would have been 4.45%.

(16) Actual annual class operating expenses were lower because a portion of the brokerage commissions that the fund paid was used to reduce the fund's expenses, and/or because through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of the fund's custodian expenses. Without such reduction, Total Annual Operating Expenses for the CONTRAFUND(R) PORTFOLIO -- SERVICE CLASS 2, and MID CAP PORTFOLIO -- SERVICE CLASS 2 would have been 0.92% and 0.99%, respectively.

(17) The Total Annual Operating Expenses for the DYNAMIC CAPITAL APPRECIATION PORTFOLIO -- SERVICE CLASS 2 are based on estimated expenses.

EXAMPLES

These examples show what your costs would be under certain hypothetical situations. The examples do not represent past or future expenses. Your actual expenses may be more or less than those shown. We base examples on the annual expenses of the underlying funds for the year ended December 31, 2000, and assume that any fee waivers and expense reimbursements will continue. We cannot guarantee that these fee waivers and expense reimbursements will continue. The examples assume the application of a purchase payment credit of 2% when the optional death benefit has been selected.

EXAMPLE: STANDARD DEATH BENEFIT

You would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets, and the charges reflected in the expense table above using the expenses for the Standard Death Benefit:

---------------------------------------------------------------------------------------------------------------------------------
                                                      IF CONTRACT IS SURRENDERED AT THE       IF CONTRACT IS NOT SURRENDERED OR
                                                            END OF PERIOD SHOWN:             ANNUITIZED AT END OF PERIOD SHOWN:
                                                    -------------------------------------   -------------------------------------
                  FUNDING OPTION                    1 YEAR   3 YEARS   5 YEARS   10 YEARS   1 YEAR   3 YEARS   5 YEARS   10 YEARS
---------------------------------------------------------------------------------------------------------------------------------
Capital Appreciation Fund.........................    67        81        99        193       17        51        89        193
High Yield Bond Trust.............................    67        81        99        193       17        51        89        193
Managed Assets Trust..............................    64        74        86        167       14        44        76        167
Money Market Portfolio............................    62        68        76        145       12        38        66        145
AIM VARIABLE INSURANCE FUNDS, INC.
   AIM V.I. Value Fund............................    67        82        99        194       17        52        89        194
CITISTREET FUNDS, INC.
   CitiStreet Diversified Bond Fund...............    64        75        88        170       14        45        78        170
   CitiStreet International Stock Fund............    66        79        94        185       16        49        84        185
   CitiStreet Large Company Stock Fund............    65        77        91        177       15        47        81        177
   CitiStreet Small Company Stock Fund............    67        82        99        194       17        52        89        194
CITISTREET FUNDS, INC.*
   CitiStreet Diversified Bond Fund*..............    73        99       129        255       23        69       119        255
   CitiStreet International Stock Fund*...........    74       103       136        269       24        73       126        269
   CitiStreet Large Company Stock Fund*...........    73       101       132        262       23        71       122        262
   CitiStreet Small Company Stock Fund*...........    75       106       140        278       25        76       130        278
CREDIT SUISSE WARBURG PINCUS TRUST
   Emerging Markets Portfolio.....................    72        99       128        253       22        69       118        253
DELAWARE GROUP PREMIUM FUND
   REIT Series....................................    67        82       100        195       17        52        90        195
   Small Cap Value Series.........................    67        82       100        195       17        52        90        195
DREYFUS VARIABLE INVESTMENT FUND
   Appreciation Portfolio -- Initial Shares.......    66        80        96        188       16        50        86        188
   Small Cap Portfolio -- Initial Shares..........    66        80        96        188       16        50        86        188
GREENWICH STREET SERIES FUND
   Appreciation Portfolio.........................    66        80        96        188       16        50        86        188
   Equity Index Portfolio -- Class II Shares......    63        71        81        157       13        41        71        157
   Fundamental Value Portfolio....................    66        80        97        189       16        50        87        189
JANUS ASPEN SERIES
   Aggressive Growth Portfolio -- Service
     Shares.......................................    67        84       103        203       17        54        93        203
   Balanced Portfolio -- Service Shares...........    67        84       103        203       17        54        93        203
   Worldwide Growth Portfolio -- Service Shares...    68        85       105        206       18        55        95        206
OCC ACCUMULATION TRUST
   Equity Portfolio+..............................    68        85       105        206       18        55        95        206
PIMCO VARIABLE INSURANCE TRUST
   Total Return Bond Portfolio....................    65        76        89        174       15        46        79        174
PUTNAM VARIABLE TRUST
   Putnam VT International Growth Fund -- Class IB
     Shares.......................................    70        92       117        232       20        62       107        232
   Putnam VT Small Cap Value Fund -- Class IB
     Shares.......................................    72        97       125        248       22        67       115        248
   Putnam VT Voyager II Fund -- Class IB Shares...    71        94       120        238       21        64       110        238
SALOMON BROTHERS VARIABLE SERIES FUND INC.
   Capital Fund...................................    68        87       107        212       18        57        97        212
   Investors Fund.................................    67        84       103        202       17        54        93        202
   Small Cap Growth Fund..........................    73       102       133        264       23        72       123        264
   Total Return Fund..............................    68        87       107        212       18        57        97        212
SMITH BARNEY INVESTMENT SERIES
   Smith Barney Large Cap Core Portfolio..........    68        85       105        206       18        55        95        206
   Smith Barney Premier Selection All Cap Growth
     Portfolio....................................    68        85       105        206       18        55        95        206
STRONG VARIABLE INSURANCE FUNDS, INC.
   Strong Multi Cap Value Fund II.................    70        93       118        233       20        63       108        233
THE MONTGOMERY FUNDS III
   Montgomery Variable Series: Growth Fund+.......    71        94       120        238       21        64       110        238

---------------------------------------------------------------------------------------------------------------------------------
                                                      IF CONTRACT IS SURRENDERED AT THE       IF CONTRACT IS NOT SURRENDERED OR
                                                            END OF PERIOD SHOWN:             ANNUITIZED AT END OF PERIOD SHOWN:
                                                    -------------------------------------   -------------------------------------
                  FUNDING OPTION                    1 YEAR   3 YEARS   5 YEARS   10 YEARS   1 YEAR   3 YEARS   5 YEARS   10 YEARS
---------------------------------------------------------------------------------------------------------------------------------
THE TRAVELERS SERIES TRUST
   Disciplined Mid Cap Stock Portfolio............    67        83       101        199       17        53        91        199
   Disciplined Small Cap Stock Portfolio+.........    68        87       107        212       18        57        97        212
   Equity Income Portfolio........................    66        81        98        192       16        51        88        192
   Federated Stock Portfolio......................    66        81        98        192       16        51        88        192
   Large Cap Portfolio............................    66        81        98        192       16        51        88        192
   Lazard International Stock Portfolio...........    68        87       109        214       18        57        99        214
   MFS Emerging Growth Portfolio..................    67        82       100        197       17        52        90        197
   MFS Mid Cap Growth Portfolio...................    67        84       102        201       17        54        92        201
   MFS Research Portfolio.........................    67        84       103        203       17        54        93        203
   Strategic Stock Portfolio+.....................    67        84       102        201       17        54        92        201
   Social Awareness Stock Portfolio...............    66        79        94        185       16        49        84        185
   Travelers Quality Bond Portfolio...............    63        71        81        156       13        41        71        156
   U.S. Government Securities Portfolio...........    63        71        80        155       13        41        70        155
   Utilities Portfolio............................    67        83       102        200       17        53        92        200
TRAVELERS SERIES FUND INC.
   AIM Capital Appreciation Portfolio.............    67        81        99        193       17        51        89        193
   Alliance Growth Portfolio......................    66        81        98        191       16        51        88        191
   MFS Total Return Portfolio.....................    67        82        99        194       17        52        89        194
   Putnam Diversified Income Portfolio............    67        83       101        198       17        53        91        198
   Smith Barney Aggressive Growth Portfolio.......    68        86       107        211       18        56        97        211
   Smith Barney High Income Portfolio.............    65        76        90        175       15        46        80        175
   International All Cap Growth Portfolio.........    68        86       106        209       18        56        96        209
   Smith Barney Large Capitalization Growth
     Portfolio....................................    66        80        96        187       16        50        86        187
VAN KAMPEN LIFE INVESTMENT TRUST
   Emerging Growth Portfolio Class II Shares......    68        87       107        212       18        57        97        212
   Enterprise Portfolio Class II Shares...........    67        82       100        195       17        52        90        195
VARIABLE ANNUITY PORTFOLIOS
   Smith Barney Small Cap Growth Opportunities
     Portfolio....................................    67        84       102        201       17        54        92        201
VARIABLE INSURANCE PRODUCTS FUND II
   Asset Manager Portfolio -- Service Class 2.....    67        83       101        199       17        53        91        199
   Contrafund(R) Portfolio -- Service Class 2.....    67        84       102        201       17        54        92        201
VARIABLE INSURANCE PRODUCTS FUND III
   Dynamic Capital Appreciation Portfolio --
     Service Class 2..............................    73       100       129        256       23        70       119        256
   Mid Cap Portfolio -- Service Class 2...........    68        85       104        205       18        55        94        205

* Reflects expenses that would be incurred for those contract owners who participate in the CHART Asset Allocation program.

+ No longer available to new contract owners.

EXAMPLE: OPTIONAL DEATH BENEFIT

You would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets, purchase payment credits of 2%, and the charges reflected in the expense table above using the expenses for the Optional Death
Benefit:

---------------------------------------------------------------------------------------------------------------------------------
                                                      IF CONTRACT IS SURRENDERED AT THE       IF CONTRACT IS NOT SURRENDERED OR
                                                            END OF PERIOD SHOWN:             ANNUITIZED AT END OF PERIOD SHOWN:
                                                    -------------------------------------   -------------------------------------
                  FUNDING OPTION                    1 YEAR   3 YEARS   5 YEARS   10 YEARS   1 YEAR   3 YEARS   5 YEARS   10 YEARS
---------------------------------------------------------------------------------------------------------------------------------
Capital Appreciation Fund.........................    71        95       122        241       21        65       112        241
High Yield Bond Trust.............................    71        95       122        241       21        65       112        241
Managed Assets Trust..............................    69        88       110        216       19        58       100        216
Money Market Portfolio............................    67        82       100        195       17        52        90        195
AIM VARIABLE INSURANCE FUNDS, INC.
   AIM V.I. Value Fund............................    71        95       122        242       21        65       112        242
CITISTREET FUNDS, INC.
   CitiStreet Diversified Bond Fund...............    69        89       111        219       19        59       101        219
   CitiStreet International Stock Fund............    70        93       118        233       20        63       108        233
   CitiStreet Large Company Stock Fund............    70        91       114        225       20        61       104        225
   CitiStreet Small Company Stock Fund............    71        95       122        242       21        65       112        242
CITISTREET FUNDS, INC.*
   CitiStreet Diversified Bond Fund*..............    77       113       151        300       27        83       141        300
   CitiStreet International Stock Fund*...........    78       117       158        313       28        87       148        313
   CitiStreet Large Company Stock Fund*...........    78       115       154        306       28        85       144        306
   CitiStreet Small Company Stock Fund*...........    79       119       162        321       29        89       152        321
CREDIT SUISSE WARBURG PINCUS TRUST
   Emerging Markets Portfolio.....................    77       112       151        298       27        82       141        298
DELAWARE GROUP PREMIUM FUND
   REIT Series....................................    71        96       123        243       21        66       113        243
   Small Cap Value Series.........................    71        96       123        243       21        66       113        243
DREYFUS VARIABLE INVESTMENT FUND
   Appreciation Portfolio -- Initial Shares.......    71        94       119        236       21        64       109        236
   Small Cap Portfolio -- Initial Shares..........    71        94       119        236       21        64       109        236
GREENWICH STREET SERIES FUND
   Appreciation Portfolio.........................    71        94       119        236       21        64       109        236
   Equity Index Portfolio -- Class II Shares......    68        85       105        206       18        55        95        206
   Fundamental Value Portfolio....................    71        94       120        237       21        64       110        237
JANUS ASPEN SERIES
   Aggressive Growth Portfolio -- Service
     Shares.......................................    72        98       126        250       22        68       116        250
   Balanced Portfolio -- Service Shares...........    72        98       126        250       22        68       116        250
   Worldwide Growth Portfolio -- Service Shares...    72        99       128        253       22        69       118        253
OCC ACCUMULATION TRUST
   Equity Portfolio+..............................    72        99       128        253       22        69       118        253
PIMCO VARIABLE INSURANCE TRUST
   Total Return Bond Portfolio....................    69        90       113        222       19        60       103        222
PUTNAM VARIABLE TRUST
   Putnam VT International Growth Fund -- Class IB
     Shares.......................................    75       106       140        278       25        76       130        278
   Putnam VT Small Cap Value Fund -- Class IB
     Shares.......................................    76       111       148        293       26        81       138        293
   Putnam VT Voyager II Fund -- Class IB Shares...    75       108       143        284       25        78       133        284
SALOMON BROTHERS VARIABLE SERIES FUND INC.
   Capital Fund...................................    73       100       130        258       23        70       120        258
   Investors Fund.................................    72        98       126        249       22        68       116        249
   Small Cap Growth Fund..........................    78       115       155        308       28        85       145        308
   Total Return Fund..............................    73       100       130        258       23        70       120        258
SMITH BARNEY INVESTMENT SERIES
   Smith Barney Large Cap Core Portfolio..........    72        99       128        253       22        69       118        253
   Smith Barney Premier Selection All Cap Growth
     Portfolio....................................    72        99       128        253       22        69       118        253
STRONG VARIABLE INSURANCE FUNDS, INC.
   Strong Multi Cap Value Fund II.................    75       106       141        279       25        76       131        279
THE MONTGOMERY FUNDS III
   Montgomery Variable Series: Growth Fund+.......    75       108       143        284       25        78       133        284
THE TRAVELERS SERIES TRUST
   Disciplined Mid Cap Stock Portfolio............    72        97       124        246       22        67       114        246
   Disciplined Small Cap Stock Portfolio+.........    73       100       130        258       23        70       120        258
   Equity Income Portfolio........................    71        95       121        240       21        65       111        240
   Federated Stock Portfolio......................    71        95       121        240       21        65       111        240
   Large Cap Portfolio............................    71        95       121        240       21        65       111        240
   Lazard International Stock Portfolio...........    73       101       132        261       23        71       122        261
   MFS Emerging Growth Portfolio..................    71        96       123        244       21        66       113        244
   MFS Mid Cap Growth Portfolio...................    72        97       125        248       22        67       115        248
   MFS Research Portfolio.........................    72        98       126        250       22        68       116        250
   Strategic Stock Portfolio+.....................    72        97       125        248       22        67       115        248
   Social Awareness Stock Portfolio...............    70        93       118        233       20        63       108        233
   Travelers Quality Bond Portfolio...............    68        85       104        205       18        55        94        205
   U.S. Government Securities Portfolio...........    68        84       104        204       18        54        94        204
   Utilities Portfolio............................    72        97       125        247       22        67       115        247

---------------------------------------------------------------------------------------------------------------------------------
                                                      IF CONTRACT IS SURRENDERED AT THE       IF CONTRACT IS NOT SURRENDERED OR
                                                            END OF PERIOD SHOWN:             ANNUITIZED AT END OF PERIOD SHOWN:
                                                    -------------------------------------   -------------------------------------
                  FUNDING OPTION                    1 YEAR   3 YEARS   5 YEARS   10 YEARS   1 YEAR   3 YEARS   5 YEARS   10 YEARS
---------------------------------------------------------------------------------------------------------------------------------
TRAVELERS SERIES FUND INC.
   AIM Capital Appreciation Portfolio.............    71        95       122        241       21        65       112        241
   Alliance Growth Portfolio......................    71        95       121        239       21        65       111        239
   MFS Total Return Portfolio.....................    71        95       122        242       21        65       112        242
   Putnam Diversified Income Portfolio............    72        96       124        245       22        66       114        245
   Smith Barney Aggressive Growth Portfolio.......    73       100       130        257       23        70       120        257
   Smith Barney High Income Portfolio.............    69        90       113        223       19        60       103        223
   International All Cap Growth Portfolio.........    73       100       129        256       23        70       119        256
   Smith Barney Large Capitalization Growth
     Portfolio....................................    71        93       119        235       21        63       109        235
VAN KAMPEN LIFE INVESTMENT TRUST
   Emerging Growth Portfolio Class II Shares......    73       100       130        258       23        70       120        258
   Enterprise Portfolio Class II Shares...........    71        96       123        243       21        66       113        243
VARIABLE ANNUITY PORTFOLIOS
   Smith Barney Small Cap Growth Opportunities
     Portfolio....................................    72        97       125        248       22        67       115        248
VARIABLE INSURANCE PRODUCTS FUND II
   Asset Manager Portfolio -- Service Class 2.....    72        97       124        246       22        67       114        246
   Contrafund(R) Portfolio -- Service Class 2.....    72        97       125        248       22        67       115        248
VARIABLE INSURANCE PRODUCTS FUND III
   Dynamic Capital Appreciation Portfolio --
     Service Class 2..............................    77       113       152        301       27        83       142        301
   Mid Cap Portfolio -- Service Class 2...........    72        99       127        252       22        69       117        252

 * Reflects expenses that would be incurred for those contract owners who participate in the CHART Asset Allocation program.

+ No longer available to new contract owners.

                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
See Appendices A and B.

                              THE ANNUITY CONTRACT
--------------------------------------------------------------------------------
Travelers Retirement Account is a contract between the contract owner ("you") and the Company. We describe your rights and benefits in this prospectus and in the Contract. There may be differences in your Contract because of the requirements of the state where we issued your Contract. We will include any such differences in your Contract.

You make purchase payments to us and we credit them to your Contract. We promise to pay you an income, in the form of annuity payments, beginning on a future date that you choose, the maturity date. The purchase payments accumulate tax deferred in the funding options of your choice. We offer multiple variable funding options, and one Fixed Account option. The contract owner assumes the risk of gain or loss according to the performance of the variable funding options. The contract value is the amount of purchase payments and any applicable purchase payment credits, plus or minus any investment experience on the amounts you allocate to the Separate Account ("Separate Account contract value") or interest on the amounts you allocate to the Fixed Account ("Fixed Account contract value"). The contract value also reflects all withdrawals made and charges deducted. There is generally no guarantee that at the maturity date the contract value will equal or exceed the total purchase payments made under the Contract. The date the contract and its benefits become effective is referred to as the contract date. Each 12-month period following the contract date is called a contract year.

Certain changes and elections must be made in writing to the Company. Where the term "written request" is used, it means that you must send written information to our Home Office in a form and content satisfactory to us.

CONTRACT OWNER INQUIRIES

Any questions you have about your Contract should be directed to our Home Office at 1-800-842-9406.

PURCHASE PAYMENTS

Your initial purchase payment is due and payable before the Contract becomes effective. The initial purchase payment must be at least $20,000. You may make additional payments of at least $5,000 at any time. Under certain circumstances, we may waive the minimum purchase payment requirement. Purchase payments over $1,000,000 may be made only with our prior consent.

We will apply the initial purchase payment less any applicable premium tax (net purchase payment) within two business days after we receive it in good order at our Home Office. We will credit subsequent purchase payments to a Contract on the same business day we receive it, if it is received in good order by our Home Office by 4:00 p.m. Eastern time. A business day is any day that the New York Stock Exchange is open for regular trading (except when trading is restricted due to an emergency as defined by the Securities and Exchange Commission). Purchase payments allocated to the Fixed Account are not eligible for purchase payment credits.

PURCHASE PAYMENT CREDITS

If, for an additional charge, you select the Optional Death Benefit, we will add a credit to your Contract with each purchase payment. Each credit is added to the contract value when the corresponding purchase payment is applied, and will equal 2% of each purchase payment. These credits are applied pro rata to the same funding options to which your purchase payment was applied. Purchase payments allocated to the Fixed Account are not eligible for purchase payment credits.

You should know that over time and under certain circumstances (such as a period of poor market performance) the costs associated with the purchase payment credits may exceed the sum of the purchase payment credits and related earnings. You should consider this possibility before purchasing the Contract.

CONSERVATION CREDIT

If you are purchasing this Contract with funds from another Contract issued by us or our affiliates, you may receive a conservation credit to your purchase payments. If applied, we will determine the amount of such credit.

ACCUMULATION UNITS

The period between the contract date and the maturity date is the accumulation period. During the accumulation period, an accumulation unit is used to calculate the value of a Contract. An accumulation unit works like a share of a mutual fund. Each funding option has a corresponding accumulation unit value. The accumulation units are valued each business day and their values may increase or decrease from day to day. The number of accumulation units we will credit to your Contract once we receive a purchase payment is determined by dividing the amount directed to each funding option by the value of its accumulation unit. We calculate the value of an accumulation unit for each funding option each day the New York Stock Exchange is open. The values are calculated as of 4:00 p.m. Eastern time. After the value is calculated, we credit your Contract. During the annuity period (i.e., after the maturity date), you are credited with annuity units.

THE VARIABLE FUNDING OPTIONS

You choose the variable funding options to which you allocate your purchase payments. These variable funding options are subaccounts of the Separate Account. The subaccounts invest in the underlying funds. You are not investing directly in the underlying fund. Each underlying fund is a portfolio of an open-end management investment company that is registered with the SEC under the Investment Company Act of 1940. You will find detailed information about the funds and their inherent risks in the current fund prospectuses for the underlying funds that must accompany this prospectus. Since each option has varying degrees of risk, please read the prospectuses carefully before investing. There is no assurance that any of the underlying funds will meet its investment objectives. Contact your registered representative or call 1-800-842-9406 to request additional copies of the prospectuses.

The Company has entered into agreements with either the investment adviser or distributor of certain of the underlying funds in which the adviser or distributor pays us a fee for providing administrative services, which fee may vary. The fee is ordinarily based upon an annual percentage of the average aggregate net amount invested in the underlying funds on behalf of the Separate Account. In addition, an affiliated broker-dealer will receive 12b-1 fees deducted from certain underlying fund assets for providing distribution, shareholder support and administrative services to some of the underlying funds.

If any of the underlying funds become unavailable for allocating purchase payments, or if we believe that further investment in an underlying fund is inappropriate for the purposes of the Contract, we may substitute another funding option. However, we will not make any substitutions without notifying you and obtaining any state and SEC approval, if necessary. From time to time we may make new funding options available.

The current variable funding options are listed below, along with their investment advisers and any subadviser.

          FUNDING OPTION                         INVESTMENT OBJECTIVE                INVESTMENT ADVISER/SUBADVISER
-------------------------------------------------------------------------------------------------------------------
Capital Appreciation Fund            Seeks growth of capital through the use of     Travelers Asset Management
                                     common stocks. Income is not an objective.     International Company LLC
                                     The Fund invests principally in common stocks  ("TAMIC")
                                     of small to large companies which are          Subadviser: Janus Capital Corp.
                                     expected to experience wide fluctuations in
                                     price both in rising and declining markets.
High Yield Bond Trust*               Seeks generous income. The assets of the High  TAMIC
                                     Yield Bond Trust will be invested in bonds
                                     which, as a class, sell at discounts from par
                                     value and are typically high risk securities.
Managed Assets Trust**               Seeks high total investment return through a   TAMIC
                                     fully managed investment policy in a           Subadviser: Travelers
                                     portfolio of equity, debt and convertible      Investment Management Company
                                     securities.                                    ("TIMCO")
Money Market Portfolio*              Seeks high current income from short-term      TAMIC
                                     money market instruments while preserving
                                     capital and maintaining a high degree of
                                     liquidity.
AIM VARIABLE INSURANCE FUNDS, INC.
  AIM V.I. Value Fund                Seeks to achieve long-term growth of capital   AIM Advisers, Inc. ("AIM")
                                     by investing primarily in equity securities
                                     of undervalued companies. Income is a
                                     secondary objective.
CITISTREET FUNDS, INC.
  Diversified Bond Fund*             Seeks maximum long-term total return (capital  CitiStreet Funds Management,
                                     appreciation and income) by investing          Inc. ("CitiStreet")
                                     primarily in fixed income securities.          Subadviser: Western Asset
                                                                                    Management Company; Salomon
                                                                                    Brothers Asset Management
                                                                                    ("SBAM"); and SSgA Funds
                                                                                    Management, Inc. ("SSgA")
  International Stock Fund           Seeks maximum long-term total return (capital  CitiStreet
                                     appreciation and income) by investing          Subadviser: Bank of Ireland
                                     primarily in common stocks of established      Asset Management (U.S.)
                                     non-U.S. companies.                            Limited; Smith Barney Fund
                                                                                    Management Inc. ("SBFM") and
                                                                                    SSgA
  Large Company Stock Fund           Seeks maximum long-term total return (capital  CitiStreet
                                     appreciation and income) by investing          Subadvisers Equinox Capital
                                     primarily in common stocks of                  Management, L.L.C.; Putnam
                                     well-established companies.                    Investment Management Ind.; and
                                                                                    SSgA
  Small Company Stock Fund           Seeks maximum long-term total return (capital  CitiStreet
                                     appreciation and income) by investing          Subadviser: Cowen Asset
                                     primarily in common stocks of small            Management; SBAM and SSgA
                                     companies.
DELAWARE GROUP PREMIUM FUND
  REIT Series**                      Seeks maximum long-term total return by        Delaware Management Company,
                                     investing in securities of companies           Inc.
                                     primarily engaged in the real estate           Subadviser: Lincoln Investment
                                     industry. Capital appreciation is a secondary  Management, Inc.
                                     objective.
  Small Cap Value Series             Seeks capital appreciation by investing in     Delaware Management Company,
                                     small to mid-cap common stocks whose market    Inc.
                                     value appears low relative to their            Subadviser: Lincoln Investment
                                     underlying value or future earnings and        Management, Inc.
                                     growth potential. Emphasis will also be
                                     placed on securities of companies that may be
                                     temporarily out of favor or whose value is
                                     not yet recognized by the market.

          FUNDING OPTION                         INVESTMENT OBJECTIVE                INVESTMENT ADVISER/SUBADVISER
-------------------------------------------------------------------------------------------------------------------
DREYFUS VARIABLE INVESTMENT FUND
  Appreciation Portfolio --          Seeks primarily to provide long-term capital   The Dreyfus Corporation
  Initial Class                      growth consistent with the preservation of     Subadviser: Fayez Sarofim & Co.
                                     capital; current income is a secondary
                                     investment objective. The portfolio invests
                                     primarily in the common stocks of domestic
                                     and foreign insurers.
  Small Cap Portfolio -- Initial     Seeks to maximize capital appreciation.        The Dreyfus Corporation
  Class
GREENWICH STREET SERIES FUND
  Appreciation Portfolio             Seeks long term appreciation of capital by     SBFM
                                     investing primarily in equity securities.
  Equity Index Portfolio Class II    Seeks to replicate, before deduction of        TIMCO
  Shares                             expenses, the total return performance of the
                                     S&P 500 Index.
  Fundamental Value Portfolio**                                                     SBFM
JANUS ASPEN SERIES
  Aggressive Growth Portfolio --     Seeks long-term capital growth by investing    Janus Capital
  Service Shares                     primarily in common stocks selected for their
                                     growth potential, normally investing at least
                                     50% in the equity assets of medium-sized
                                     companies.
  Balanced Portfolio -- Service      Seeks long-term capital growth, consistent     Janus Capital
  Shares                             with preservation of capital and balanced by
                                     current income.
  Worldwide Growth Portfolio --      Seeks growth of capital in a manner            Janus Capital
  Service Shares                     consistent with preservation of capital by
                                     investing primarily in common stocks of
                                     companies of any size throughout the world.
PIMCO VARIABLE INSURANCE TRUST
  Total Return Bond Portfolio        Seeks maximum total return, consistent with    Pacific Investment Management
                                     preservation of capital and prudent            Company
                                     investment management, by investing primarily
                                     in investment-grade debt securities.
PUTNAM VARIABLE TRUST
  Putnam VT International Growth     Seeks capital appreciation by investing        Putnam Management ("Putnam")
  Fund -- Class IB Shares            mostly in common stocks of companies outside
                                     the United States.
  Putnam VT Small Cap Value          Seeks capital appreciation by investing        Putnam
  Fund -- Class IB Shares            mainly in common stocks of U.S. companies
                                     with a focus on value stocks.
  Putnam VT Voyager II Fund --       Seeks capital appreciation by investing        Putnam
  Class IB Shares                    mainly in common stocks of U.S. companies
                                     with a focus on growth stocks.
SALOMON BROTHERS VARIABLE SERIES
  FUND, INC.
  Capital Fund                       Seeks capital appreciation, primarily through  SBAM
                                     investments in common stocks which are
                                     believed to have above-average price
                                     appreciation potential and which may involve
                                     above average risk.
  Investors Fund                     Seeks long-term growth of capital, and,        SBAM
                                     secondarily, current income, through
                                     investments in common stocks of well-known
                                     companies.
  Small Cap Growth Fund              Seeks long-term growth of capital by           SBAM
                                     investing primarily in equity securities of
                                     companies with market capitalizations similar
                                     to that of companies included in the Russell
                                     2000 Index.
  Total Return Fund**                Seeks above-average income (compared to a      SBAM
                                     portfolio invested entirely in equity
                                     securities). Secondarily, seeks opportunities
                                     for growth of capital and income.
SMITH BARNEY INVESTMENT SERIES
  Large Cap Core Portfolio           Seeks long term growth of capital by           Travelers Investment Advisers
                                     investing in a select group of mutual funds.   ("TIA")
  Premier Selection All Cap                                                         SBFM
  Portfolio

          FUNDING OPTION                         INVESTMENT OBJECTIVE                INVESTMENT ADVISER/SUBADVISER
-------------------------------------------------------------------------------------------------------------------
STRONG VARIABLE INSURANCE FUNDS,
  INC.
  Strong Multi Cap Value Fund II     Seeks long-term capital appreciation. Current  Strong Capital Management Inc.
                                     income is a secondary objective when           Subadviser: Schafer Capital
                                     selecting investments The goal is to identify  Management, Inc.
                                     stocks that provide above-average earnings
                                     growth prospects at a price-to-earnings ratio
                                     lower than that of the S&P 500.
TRAVELERS SERIES FUND INC.
  AIM Capital Appreciation           Seeks capital appreciation by investing        TIA
  Portfolio                          principally in common stock, with emphasis on  Subadviser: AIM Capital
                                     medium-sized and smaller emerging growth       Management, Inc.
                                     companies.
  Alliance Growth Portfolio          Seeks long-term growth of capital. Current     TIA
                                     income is only an incidental consideration.    Subadviser: Alliance Capital
                                     The Portfolio invests predominantly in equity  Management L.P.
                                     securities of companies with a favorable
                                     outlook for earnings and whose rate of growth
                                     is expected to exceed that of the U.S.
                                     economy over time.
  MFS Total Return Portfolio**       (a balanced portfolio) Seeks to obtain above-  TIA
                                     average income (compared to a portfolio        Subadviser: Massachusetts
                                     entirely invested in equity securities)        Financial Services ("MFS")
                                     consistent with the prudent employment of
                                     capital. Generally, at least 40% of the
                                     Portfolio's assets are invested in equity
                                     securities.
  Putnam Diversified Income          Seeks high current income consistent with      TIA
  Portfolio*                         preservation of capital. The Portfolio will    Subadviser: Putnam Investment
                                     allocate its investments among the U.S.        Management, Inc.
                                     Government Sector, the High Yield Sector, and
                                     the International Sector of the fixed income
                                     securities markets.
  Smith Barney Aggressive Growth     Seeks capital appreciation by investing        SBFM
  Portfolio                          primarily in common stocks of companies that
                                     are experiencing, or have the potential to
                                     experience, growth of earnings, or that
                                     exceed the average earnings growth rate of
                                     companies whose securities are included in
                                     the S&P 500.
  Smith Barney High Income           Seeks high current income. Capital             SBFM
  Portfolio*                         appreciation is a secondary objective. The
                                     Portfolio will invest at least 65% of its
                                     assets in high-yielding corporate debt
                                     obligations and preferred stock.
  Smith Barney International All     Seeks total return on assets from growth of    SBFM
  Cap Growth Portfolio               capital and income by investing at least 65%
                                     of its assets in a diversified portfolio of
                                     equity securities of established non-U.S.
                                     issuers.
  Smith Barney Large Capitalization  Seeks long-term growth of capital by           SBFM
  Growth Portfolio                   investing in equity securities of companies
                                     with large market capitalizations.
THE TRAVELERS SERIES TRUST
  Disciplined Mid Cap Stock          Seeks growth of capital by investing           TAMIC
  Portfolio                          primarily in a broadly diversified portfolio   Subadviser: TIMCO
                                     of U.S. common stocks.
  Disciplined Small Cap Stock        Seeks long term capital appreciation by        TAMIC Subadviser: TIMCO
  Portfolio+                         investing primarily (at least 65% of its
                                     total assets) in the common stocks of U.S.
                                     companies with relatively small market
                                     capitalizations at the time of investments.
  Equity Income Portfolio            Seeks reasonable income by investing at least  TAMIC
                                     65% in income-producing equity securities.     Subadviser: Fidelity Management
                                     The balance may be invested in all types of    & Research Co ("FMR")
                                     domestic and foreign securities, including
                                     bonds. The Portfolio seeks to achieve a yield
                                     that exceeds that of the securities
                                     comprising the S&P 500. The Subadviser also
                                     considers the potential for capital
                                     appreciation.

          FUNDING OPTION                         INVESTMENT OBJECTIVE                INVESTMENT ADVISER/SUBADVISER
-------------------------------------------------------------------------------------------------------------------
THE TRAVELERS SERIES TRUST
(CONT.)
  Federated Stock Portfolio          Seeks growth of income and capital by          TAMIC
                                     investing principally in a professionally      Subadviser: Federated
                                     managed and diversified portfolio of common    Investment Counseling, Inc.
                                     stock of high-quality companies (i.e.,
                                     leaders in their industries and characterized
                                     by sound management and the ability to
                                     finance expected growth).
  Large Cap Portfolio                Seeks long-term growth of capital by           TAMIC
                                     investing primarily in equity securities of    Subadviser: FMR
                                     companies with large market capitalizations.
  Lazard International Stock         Seeks capital appreciation by investing        TAMIC
  Portfolio                          primarily in the equity securities of          Subadviser: Lazard Asset
                                     non-United States companies (i.e.,             Management
                                     incorporated or organized outside the United
                                     States).
  MFS Emerging Growth Portfolio      Seeks to provide long-term growth of capital.  TAMIC
                                     Dividend and interest income from portfolio    Subadviser: MFS
                                     securities, if any, is incidental to the MFS
                                     Portfolio's investment objective.
  MFS Mid Cap Growth Portfolio       Seeks to obtain long-term growth of capital    TAMIC
                                     by investing, under normal market conditions,  Subadviser: MFS at least 65% of its total assets in equity
                                     securities of companies with medium market
                                     capitalization which the investment adviser
                                     believes have above-average growth potential.
  MFS Research Portfolio             Seeks to provide long-term growth of capital   TAMIC
                                     and future income.                             Subadviser: MFS
  Social Awareness Stock Portfolio   Seeks long-term capital appreciation and       SBFM
                                     retention of net investment income by
                                     selecting investments, primarily common
                                     stocks, which meet the social criteria
                                     established for the Portfolio. Social
                                     criteria currently excludes companies that
                                     derive a significant portion of their
                                     revenues from the production of tobacco,
                                     tobacco products, alcohol, or military
                                     defense systems, or in the provision of
                                     military defense related services or gambling
                                     services.
  Strategic Stock Portfolio+         Seeks to provide an above-average total        TAMIC Subadviser: TIMCO
                                     return through a combination of potential
                                     capital appreciation and dividend income by
                                     investing primarily in high dividend-yielding
                                     stocks periodically selected from the
                                     companies included in (i) the Dow Jones
                                     Industrial Average and (ii) a subset of the
                                     S&P Industrial Index.
  Travelers Quality Bond Portfolio*  Seeks current income, moderate capital         TAMIC
                                     volatility and total return.
  U.S. Government Securities         Seeks to select investments from the point of  TAMIC
  Portfolio*                         view of an investor concerned primarily with
                                     the highest credit quality, current income
                                     and total return. The assets of the Portfolio
                                     will be invested in direct obligations of the
                                     United States, its agencies and
                                     instrumentalities.
  Utilities Portfolio**              Seeks to provide current income by investing   SBFM
                                     in equity and debt securities of companies in
                                     the utilities industries.
VAN KAMPEN LIFE INVESTMENT TRUST
  Emerging Growth Portfolio --       Seeks capital appreciation by investing        Van Kampen Asset Management,
  Class II Shares                    primarily in common stocks of companies        Inc.
                                     considered to be emerging growth companies.    ("VKAM")
  Enterprise Portfolio -- Class II   Seeks capital appreciation through             VKAM
  Shares                             investments believed by the Adviser to have
                                     above-average potential for capital
                                     appreciation.

          FUNDING OPTION                         INVESTMENT OBJECTIVE                INVESTMENT ADVISER/SUBADVISER
-------------------------------------------------------------------------------------------------------------------
VARIABLE ANNUITY PORTFOLIOS
  Smith Barney Small Cap Growth      Seeks high total return with reduced risk      Citi Mutual Fund Management,
  Opportunities Portfolio            over the long-term by allocating its assets    Inc.
                                     among stocks, bonds and short-term
                                     fixed-income instruments.
VARIABLE INSURANCE PRODUCTS FUND II
  Asset Manager                      Seeks high total return with reduced risk      FMR
  Portfolio -- Service Class 2**     over the long-term by allocating its assets
                                     among stocks, bonds and short-term
                                     fixed-income instruments.
  Contrafund(R)                      Seeks long-term capital appreciation by        FMR
  Portfolio -- Service Class 2       investing primarily in common stocks of
                                     companies whose value the adviser believes is
                                     not fully recognized by the public.
VARIABLE INSURANCE PRODUCTS III
  Dynamic Capital Appreciation       Seeks capital appreciation by investing        FMR
  Portfolio -- Service Class 2       primarily in common stocks of both domestic
                                     and foreign issuers.
  Mid Cap Portfolio -- Service       Seeks long-term growth of capital and income   FMR
  Class 2                            by investing primarily in income-producing
                                     equity securities, including common stocks
                                     and convertible securities.
CREDIT SUISSE WARBURG PINCUS TRUST
  Emerging Markets Portfolio         Seeks long-term growth of capital by           Credit Suisse Asset Management,
                                     investing primarily in equity securities of    LLC
                                     non-U.S. issuers consisting of companies in
                                     emerging securities markets.

Before the end of 2001, we anticipate substituting shares of a new portfolio for the following portfolios currently available in your Contract. You should know, however, that we cannot proceed with the proposed substitutions until we receive certain regulatory approvals, and that details of the substitutions, including the new portfolio to be offered, may change. We will notify you of the final details, including the approximate date, before the substitution occurs, and notify you after the substitution has happened. Also, we will send you the current prospectus for the new funding option before the substitution occurs.

          FUNDING OPTION                         INVESTMENT OBJECTIVE                INVESTMENT ADVISER/SUBADVISER
-------------------------------------------------------------------------------------------------------------------
MONTGOMERY FUNDS III
  Montgomery Variable Series:        Seeks capital appreciation by investing        Montgomery Asset Management
  Growth Fund+                       primarily in equity securities, usually
                                     common stock, of domestic companies of all
                                     sizes, and emphasizes companies having market
                                     capitalizations of $1 billion or more.
OCC ACCUMULATION TRUST
  Equity Portfolio+                  Seeks long-term capital appreciation through   OP Cap Advisors
                                     investment in securities (primarily equity
                                     securities) of companies that are believed by
                                     the adviser to be undervalued in the
                                     marketplace in relation to factors such as
                                     the companies' assets or earnings.

* The funding options marked with an asterisk (*) are considered competing funds, and may be subject to transfer restrictions. Those marked with two asterisks (**) are not currently considered competing funds, but may be so in the future because of an allowable change in the funding option's investment strategy. Please refer to the contract for transfer restrictions.

+ Not available to new contract owners as of May 1, 2001.

                                 FIXED ACCOUNT
--------------------------------------------------------------------------------

We offer a Fixed Account as a funding option. Please see separate prospectus for more information.

                             CHARGES AND DEDUCTIONS
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GENERAL

We deduct the charges described below. The charges are for the service and benefits we provide, costs and expenses we incur, and risks we assume under the Contracts. Services and benefits we provide include:

     - the ability for you to make withdrawals and surrenders under the Contracts;

     - the death benefit paid on the death of the contract owner, annuitant, or first of the joint owners,

     - the available funding options and related programs (including dollar-cost averaging, portfolio rebalancing, and systematic withdrawal programs);

     - administration of the annuity options available under the Contracts; and

     - the distribution of various reports to contract owners.

Costs and expenses we incur include:

     - losses associated with various overhead and other expenses associated with providing the services and benefits provided by the Contracts,

     - sales and marketing expenses including commission payments to your sales agent, and

     - other costs of doing business.

Risks we assume include:

     - that annuitants may live longer than estimated when the annuity factors under the Contracts were established;

     - that the amount of the death benefit will be greater than the contract value or the maximum of all Step-Up values under the Optional Death Benefit, and

     - that the costs of providing the services and benefits under the Contracts will exceed the charges deducted.

We may also deduct a charge for taxes.

Unless otherwise specified, charges are deducted proportionately from all funding options in which you are invested.

We may reduce or eliminate the withdrawal charge, the administrative charges and/or the mortality and expense risk charge under the Contract when certain sales or administration of the Contract result in savings or reduced expenses and/or risks. For certain trusts, we may change the order in which purchase payments and earnings are withdrawn in order to determine the withdrawal charge. We will not reduce or eliminate the withdrawal charge or the administrative charge where such reduction or elimination would be unfairly discriminatory to any person.

The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the designated charge. (For example, the withdrawal charge we collect may not fully cover all of the sales and distribution expenses we actually incur.) We may also profit on one or more of the charges. We may use any such profits for any corporate purpose, including the payment of sales expenses.

WITHDRAWAL CHARGE

We do not deduct a sales charge from purchase payments when they are made to the Contract. However, a withdrawal charge will apply if purchase payments and any applicable purchase payment credits are withdrawn before they have been in the Contract for ten years. We will assess the charge as a percentage of the purchase payment and any applicable purchase payment credits withdrawn as follows:

    YEARS SINCE PURCHASE                WITHDRAWAL
        PAYMENT MADE                      CHARGE
            0-1                             5%
             2                              4%
             3                              3%
             4                              2%
             5                              1%
         6 or more                          0%

For purposes of the withdrawal charge calculation, withdrawals are deemed to be taken first from:

     (a) any purchase payment and any applicable purchase payment credits to which no withdrawal charge applies, then

     (b) any remaining free withdrawal allowance (as described below) (after being reduced by (a)), then

     (c) any purchase payment and any applicable purchase payment credits to which a withdrawal charge applies (on a first-in, first-out basis), then

     (d) any Contract earnings.

Unless you instruct us otherwise, we will deduct the withdrawal charge from the amount requested.

IF YOU DID NOT PURCHASE YOUR CONTRACT UNDER A 457 OR 403(B) QUALIFIED PLAN, we will not deduct a withdrawal charge:

     - from payments we make due to the death of the annuitant;

     - if a life annuity payout has begun, other than the Liquidity Benefit Option (See "Liquidity Benefit");

     - if an income option of at least ten years' duration is elected;

     - from amounts withdrawn which are deposited to other contracts issued by us or our affiliate, subject to our approval;

     - if withdrawals are taken under our Managed Distribution Program, if elected by you (see "Access to Your Contract Values"); or

     - if you are confined to an Eligible Nursing Home, as described in Appendix C.

IF YOU PURCHASED YOUR CONTRACT UNDER A 457 OR 403(B) QUALIFIED PLAN, we will not deduct a withdrawal charge:

     - from payments we make due to the death of the annuitant;

     - if a life annuity payout has begun;

     - if payments for a period of at least five years have begun;

     - from amounts withdrawn which are deposited to other contracts issued by us or our affiliate, subject to our approval;

     - if withdrawals are taken as a minium distribution, as defined under The Code;

     - if withdrawals are taken due to a hardship, as defined under The Code;

     - if withdrawals are taken due to a disability, as defined under The Code, of the annuitant;

     - (403(b) PLANS ONLY) if you are confined to an Eligible Nursing Home, as described in Appendix C.

FREE WITHDRAWAL ALLOWANCE

Subject to the provisions of the Internal Revenue code, you may withdraw up to 20% of the contract value annually. We calculate the available withdrawal amount as of the end of the previous contract year. The free withdrawal provision applies to all withdrawals. We reserve the right to not permit the provision on a full surrender.

TRANSFER CHARGE

We reserve the right to assess a transfer charge of up to $10.00 on transfers exceeding 12 per year. We will notify you in writing at your last known address at least 31 days before we impose any such transfer charge.

MORTALITY AND EXPENSE RISK CHARGE

Each business day, we deduct a mortality and expense risk ("M&E") charge from amounts we hold in the variable funding options. We reflect the deduction in our calculation of accumulation and annuity unit values. The charges stated are the maximum for this product. We reserve the right to lower this charge at any time. If you choose the Standard Death Benefit, the M&E charge is 0.80% annually. If you choose the Optional Death Benefit, the M&E charge is 1.25% annually. This charge compensates us for risks assumed, benefits provided and expenses incurred, including the payment of commissions to your sales agent.

VARIABLE FUNDING OPTION EXPENSES

We summarized the charges and expenses of the underlying funds in the fee table. Please review the prospectus for each underlying fund for a more complete description of that fund and its expenses.

FLOOR BENEFIT/LIQUIDITY BENEFIT CHARGES

If you select the Variable Annuitization Floor Benefit, we deduct a charge upon election of this benefit. This charge compensates us for guaranteeing a minimum variable annuity payment regardless of the performance of the variable funding options you selected. This charge will vary based upon market conditions, but will never increase your annual separate account charge by more than 3%. The charge will be set at the time of election, and will remain level throughout the term of annuitization. If the Liquidity Benefit is selected, there is a surrender charge of 5% of the amounts withdrawn. Please refer to "The Annuity Period" for a description of these benefits.

CHART ASSET ALLOCATION PROGRAM CHARGES

Under the CHART Program, purchase payments and cash values are allocated among the specified asset allocation funds. The charge for this advisory service is equal to a maximum of 0.80% of the assets subject to the CHART Program. The CHART Program fee will be paid by quarterly withdrawals from the cash values allocated to the asset allocation funds. We will not treat these withdrawals as taxable distributions. Please refer to "Miscellaneous Contract Provisions" for further information.

PREMIUM TAX

Certain state and local governments charge premium taxes ranging from 0% to 5%, depending upon jurisdiction. We are responsible for paying these taxes and will determine the method used to recover premium tax expenses incurred. We will deduct any applicable premium taxes from your contract value either upon death, surrender, annuitization, or at the time you make purchase payments to the Contract, but no earlier than when we have a tax liability under state law.

CHANGES IN TAXES BASED UPON PREMIUM OR VALUE

If there is any change in a law assessing taxes against the Company based upon premiums, contract gains or value of the Contract, we reserve the right to charge you proportionately for this tax.

                                   TRANSFERS
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Up to 30 days before the maturity date, you may transfer all or part of the contract value between variable funding options. We will make transfers at the value(s) next determined after we receive your request at our Home Office. There are no charges or restrictions on the amount or frequency of transfers currently; however, we reserve the right to charge a fee for any transfer request, and to limit the number of transfers to one in any six-month period. We also reserve the right to restrict transfers by any market timing firm or any other third party authorized to initiate transfers on behalf of multiple contract owners. We may, among other things, not accept: 1) the transfer instructions of any agent acting under a power of attorney on behalf of more than one owner, or 2) the transfer or exchange instructions of individual owners who have executed pre-authorized transfer forms which are submitted by market timing firms or other third parties on behalf of more than one owner. We further reserve the right to limit transfers that we determine will disadvantage other contract owners.

Since different underlying funds have different expenses, a transfer of contract values from one variable funding option to another could result in your investment becoming subject to higher or lower expenses. Also, you should consider the inherent risks involved in making transfers. Frequent transfers based on short-term expectations may increase the risk that you will make a transfer at an inopportune time.

After the maturity date, you may make transfers between funding options only with our consent.

Please refer to your Contract for restrictions on transfers to and from the Fixed Account.

DOLLAR COST AVERAGING

Dollar cost averaging or the pre-authorized transfer program (the "DCA Program") allows you to transfer a set dollar amount to other funding options on a monthly or quarterly basis during the accumulation phase of the Contract. Using this method, you will purchase more accumulation units in a funding option if the value per unit is low and will purchase fewer accumulation units if the value per unit is high. Therefore, you may achieve a lower-than-average cost per unit in the long run if you have the financial ability to continue the program over a long enough period of time. Dollar cost averaging does not assure a profit or protect against a loss.

You may elect the DCA Program through written request or other method acceptable to us. You must have a minimum total contract value of $5,000 to enroll in the DCA Program. The minimum amount that may be transferred through this program is $400.

You may establish pre-authorized transfers of contract values from the Fixed Account, subject to certain restrictions. Under the DCA Program, automated transfers from the Fixed Account may not deplete your Fixed Account Value in less than twelve months from your enrollment in the DCA Program.

In addition to the DCA Program, we may credit increased interest rates to contract owners under an administrative Special DCA Program established at our discretion, depending on availability and state law. Under this program, the contract owner may pre-authorize level transfers to any of the funding options under either a 6 Month Program or 12 Month Program. The 6 Month Program and the 12 Month Program will generally have different credited interest rates. Under the 6 Month Program, the interest rate can accrue up to 6 months on amounts in the Special DCA Program and we must transfer all purchase payments and accrued interest on a level basis to the selected funding options in 6 months. Under the 12 Month Program, the interest rate can accrue up to 12 months on funds in the Special DCA Program and we must transfer all purchase payments and accrued interest in this Program on a level basis to the selected funding options in 12 months.

The pre-authorized transfers will begin after the initial Program purchase payment and complete enrollment instructions are received by Travelers. If complete Program enrollment instructions are not received by the Company within 15 days of receipt of the initial Program purchase payment, the entire balance in the Program will be credited with the non-Program interest rate then in effect for the Fixed Account.

You may start or stop participation in the DCA Program at any time, but you must give the Company at least 30 days' notice to change any automated transfer instructions that are currently in place. If you stop the Special DCA Program and elect to remain in the Fixed Account, we will credit your contract value for the remainder of 6 or 12 months with the interest rate for non-Program funds.

You may only have one DCA Program or Special DCA Program in place at one time. We will allocate any subsequent purchase payments we receive within the Program period selected to the current funding options over the remainder of that Program transfer period, unless you otherwise direct.

All provisions and terms of the Contract apply to the DCA and Special DCA Programs, including provisions relating to the transfer of money between funding options. We reserve the right to suspend or modify transfer privileges at any time and to assess a processing fee for this service.

                              ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

Any time before the maturity date, you may redeem all or any portion of the cash surrender value, that is, the contract value less any withdrawal charge and any premium tax not previously deducted. Unless you submit a written request specifying the fixed or variable funding option(s) from which we are to withdraw amounts, we will make the withdrawal on a pro rata basis. We will determine the cash surrender value as of the close of business after we receive your surrender request at our Home Office. The cash surrender value may be more or less than the purchase payments you made. You may not make withdrawals during the annuity period.

We may defer payment of any cash surrender value for a period of up to seven days after the written request is received, but it is our intent to pay as soon as possible. We cannot process requests for withdrawals that are not in good order. We will contact you if there is a deficiency causing a delay and will advise what is needed to act upon the withdrawal request.

SYSTEMATIC WITHDRAWALS

Before the maturity date, you may choose to withdraw a specified dollar amount (at least $100) on a monthly, quarterly, semiannual or annual basis. We will deduct any applicable premium taxes and withdrawal charge. To elect systematic withdrawals, you must have a contract value of at least $15,000 and you must make the election on the form we provide . We will surrender accumulation units pro rata from all investment options in which you have an interest, unless you instruct us otherwise. You may begin or discontinue systematic withdrawals at any time by notifying us in writing, but you must give at least 30 days' notice to change any systematic withdrawal instructions that are currently in place.

We reserve the right to discontinue offering systematic withdrawals or to assess a processing fee for this service upon 30 days' written notice to contract owners (where allowed by state law).

Each systematic withdrawal is subject to federal income taxes on the taxable portion. In addition, a 10% federal penalty tax may be assessed on systematic withdrawals if the contract owner is under age 59 1/2. You should consult with your tax adviser regarding the tax consequences of systematic withdrawals.

MANAGED DISTRIBUTION PROGRAM. Under the systematic withdrawal option, you may choose to participate in the Managed Distribution Program. At no cost to you, you may instruct us to calculate and make minimum distributions that may be required by the IRS upon reaching age 70 1/2. (See "Federal Tax Considerations.") These payments will not be subject to the withdrawal charge and will be in lieu of the free withdrawal allowance. No Dollar Cost Averaging will be permitted if you are participating in the Managed Distribution Program.

                              OWNERSHIP PROVISIONS
--------------------------------------------------------------------------------
TYPES OF OWNERSHIP

Contract Owner (you). The Contract belongs to the contract owner named in the Contract (on the Specifications page). The annuitant is the individual upon whose life the maturity date and the amount of monthly annuity payments depend. Because this is a qualified contract, the owner and the annuitant must always be the same person, and there can be only one contract owner. You have sole power to exercise any rights and to receive all benefits given in the Contract provided you have not named an irrevocable beneficiary.

Beneficiary. You name the beneficiary in a written request. The beneficiary has the right to receive any death benefit proceeds remaining under the Contract upon the death of the annuitant or the contract owner. If more than one beneficiary survives the annuitant or contract owner, they will share equally in benefits unless you recorded different shares with the Company by written request before the death of the annuitant or contract owner. In the case of a non-spousal beneficiary or a spousal beneficiary who has not chosen to assume the Contract, we will not transfer or otherwise remove the death benefit proceeds from either the variable funding options or the Fixed Account, as most recently elected by the contract owner, until the death report date.

Unless you have named an irrevocable beneficiary you have the right to change any beneficiary by written request during the lifetime of the annuitant and while the Contract continues.

                                 DEATH BENEFIT
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Before the maturity date, a death benefit is payable when you die. At purchase, you elect either the Standard Death Benefit or the Optional Death Benefit. We calculate the death benefit at the close of the business day on which our Home Office receives (1) due proof of death and (2) written payment instructions ("death report date").

For both the Standard and Optional Death Benefit, we must be notified of your death no later than six months from the date of death in order to pay the death proceeds as described under "Death Proceeds Before the Maturity Date." If we are notified more than six months after the death, we will pay death proceeds equal to the contract value on the death report date, less any applicable premium tax.

DEATH PROCEEDS BEFORE THE MATURITY DATE

STANDARD DEATH BENEFIT


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    ANNUITANT'S AGE                              DEATH BENEFIT PAYABLE
  ON THE CONTRACT DATE                  (CALCULATED AS OF THE DEATH REPORT DATE)
----------------------------------------------------------------------------------------------
 Before Age 80                Greater of:
                              1. Contract value, or
                              2. Total purchase payments less any withdrawals (and related charges).
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 On or after Age 80           Contract value.
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OPTIONAL DEATH BENEFIT AND CREDIT

The Optional Death Benefit and Credit varies depending on the annuitant's age on the contract date:


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    ANNUITANT'S AGE                              DEATH BENEFIT PAYABLE
  ON THE CONTRACT DATE                  (CALCULATED AS OF THE DEATH REPORT DATE)
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 Under Age 70                 Greater of:
                              1. Contract value, or
                              2. Total purchase payments less any withdrawals (and related charges); or
                              3. Maximum Step-Up death benefit value (described below)
                              associated with contract date anniversaries beginning with the 5(th), and ending with the last before the
                                 annuitant's 76(th) birthday.
----------------------------------------------------------------------------------------------
 Age 70-75                    Greater of:
                              1. Contract value, or
                              2. Total purchase payments less any withdrawals (and related charges); or
                              3. Step-Up death benefit value (described below) associated with the 5(th) contract date anniversary
----------------------------------------------------------------------------------------------
 Age 76-80                    Greater of (1) or (2) above.
----------------------------------------------------------------------------------------------
 Age over 80                  Contract value.
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STEP-UP DEATH BENEFIT VALUE

We will establish a separate Step-Up death benefit value on the fifth contract date anniversary and on each subsequent contract date anniversary on or before the death report date and will initially equal the contract value on that anniversary. After a Step-Up death benefit value has been established, we will recalculate it each time a purchase payment is made or a withdrawal is taken until the death report date. We will recalculate Step-Up death benefit values by increasing them by the amount of each applicable purchase payment and by reducing them by a partial surrender reduction (as described below) for each applicable withdrawal. Recalculations of Step-Up death benefit values related to any purchase payments or any withdrawals will be made in the order that such purchase payments or partial surrender reductions occur.

PARTIAL SURRENDER REDUCTION. If you make a withdrawal, we will reduce the Step-Up value by a partial surrender reduction which equals: (1) the step-up value, multiplied by (2) the amount of the withdrawal, divided by (3) the contract value before the withdrawal.

For example, assume your current contract value is $55,000. If your original step-up value is $50,000, and you decide to make a withdrawal of $10,000, we would reduce the step-up value as follows:

                        50,000 x (10,000/55,000) = 9,090

Your new step-up value would be 50,000-9,090, or $40,910.

The following example shows what would happen in a declining market. Assume your current contract value is $30,000. If your original step-up value is $50,000, and you decide to make a withdrawal of $10,000, we would reduce the step-up value as follows:

                       50,000 X (10,000/30,000) = 16,666

Your new step-up value would be 50,000-16,666, or $33,334.

PAYMENT OF PROCEEDS

We describe the process of paying death benefit proceeds before the maturity date in the charts below. The charts do not encompass every situation and are merely intended as a general guide. More detailed information is provided in your Contract. Generally, the person(s) receiving the benefit may request that the proceeds be paid in a lump sum, or be applied to one of the settlement options available under the Contract.

                             NONQUALIFIED CONTRACTS


BEFORE THE MATURITY DATE, UPON   THE COMPANY WILL PAY THE   UNLESS...                       MANDATORY PAYOUT
       THE DEATH OF THE                PROCEEDS TO:                                               RULES
                                                                                                 APPLY*
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 OWNER (WHO IS NOT THE           The beneficiary(ies), or   Unless the beneficiary is the   Yes
 ANNUITANT) (WITH NO JOINT       if none, to the contract   contract owner's spouse and
 OWNER)                          owner's estate.            the spouse elects to continue
                                                            the contract as the new owner
                                                            rather than receive the
                                                            distribution.
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 OWNER (WHO IS THE ANNUITANT)    The beneficiary(ies), or   Unless the beneficiary is the   Yes
 (WITH NO JOINT OWNER)           if none, to the contract   contract owner's spouse and
                                 owner's estate.            the spouse elects to continue
                                                            the contract as the new owner
                                                            rather than receive the
                                                            distribution.
--------------------------------------------------------------------------------------------------------------
 JOINT OWNER (WHO IS NOT THE     The surviving joint        Unless the surviving joint      Yes
 ANNUITANT)                      owner.                     owner is the spouse and
                                                            elects to continue the
                                                            contract.
--------------------------------------------------------------------------------------------------------------
 JOINT OWNER (WHO IS THE         The beneficiary(ies), or   Unless the beneficiary is the   Yes
 ANNUITANT)                      if none, to the contract   contract owner's spouse and
                                 owner's estate.            the spouse elects to continue
                                                            the contract.
                                                            Or, unless there is a
                                                            contingent annuitant the
                                                            contingent annuitant becomes
                                                            the annuitant and the
                                                            proceeds will be paid to the
                                                            surviving joint owner. If the
                                                            surviving joint owner is the
                                                            spouse, the spouse may elect
                                                            to continue the contract.
--------------------------------------------------------------------------------------------------------------
 ANNUITANT (WHO IS NOT THE       The beneficiary(ies).      Unless there is a contingent    No
 CONTRACT OWNER)                                            annuitant. Then, the
                                                            contingent annuitant becomes
                                                            the annuitant and the
                                                            Contract continues in effect
                                                            (generally using the original
                                                            maturity date). The proceeds
                                                            will then be paid upon the
                                                            death of the contingent
                                                            annuitant or owner.
--------------------------------------------------------------------------------------------------------------
 ANNUITANT (WHO IS THE CONTRACT  See death of "owner who                                    N/A
 OWNER)                          is the annuitant" above.
--------------------------------------------------------------------------------------------------------------
 ANNUITANT (WHERE OWNER IS A     The beneficiary(ies)                                       Yes (Death of
 NONNATURAL PERSON/TRUST)        (e.g. the trust).                                          annuitant is
                                                                                            treated as death
                                                                                            of the owner in
                                                                                            these
                                                                                            circumstances.)
--------------------------------------------------------------------------------------------------------------
 CONTINGENT ANNUITANT (ASSUMING  No death proceeds are                                      N/A
 ANNUITANT IS STILL ALIVE)       payable; contract
                                 continues.
--------------------------------------------------------------------------------------------------------------
 BENEFICIARY                     No death proceeds are                                      N/A
                                 payable; contract
                                 continues.
--------------------------------------------------------------------------------------------------------------
 CONTINGENT BENEFICIARY          No death proceeds are                                      N/A
                                 payable; contract
                                 continues.
--------------------------------------------------------------------------------------------------------------

* Certain payout rules of the Internal Revenue Code (IRC) are triggered upon the death of any Owner. Non-spousal Beneficiaries (as well as spousal beneficiaries who choose not to assume the contract) must begin taking distributions based on the Beneficiary's life expectancy within one year of death or take a complete distribution of contract proceeds within 5 years of death.

                              QUALIFIED CONTRACTS

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BEFORE THE MATURITY DATE, UPON   THE COMPANY WILL PAY THE   UNLESS...                       MANDATORY PAYOUT
        THE DEATH OF THE               PROCEEDS TO:                                            RULES APPLY
                                                                                              (SEE * ABOVE)
--------------------------------------------------------------------------------------------------------------
 OWNER/ANNUITANT                 The beneficiary(ies), or                                   Yes
                                 if none, to the contract
                                 owner's estate.
--------------------------------------------------------------------------------------------------------------
 BENEFICIARY                     No death proceeds are                                      N/A
                                 payable; contract
                                 continues.
--------------------------------------------------------------------------------------------------------------
 CONTINGENT BENEFICIARY          No death proceeds are                                      N/A
                                 payable; contract
                                 continues.
--------------------------------------------------------------------------------------------------------------

DEATH PROCEEDS AFTER THE MATURITY DATE

If any contract owner or the annuitant dies on or after the maturity date, the Company will pay the beneficiary a death benefit consisting of any benefit remaining under the annuity or income option then in effect.

                               THE ANNUITY PERIOD
--------------------------------------------------------------------------------
MATURITY DATE

Under the Contract, you can receive regular income payments (annuity payments). You can choose the month and the year in which those payments begin (maturity date). You can also choose among income payouts (annuity options) or elect a lump sum distribution. While the annuitant is alive, you can change your selection any time up to the maturity date. Annuity payments will begin on the maturity date stated in the Contract unless (1) you fully surrendered the Contract; (2) we paid the proceeds to the beneficiary before that date; or (3) you elected another date. Annuity payments are a series of periodic payments (a) for life; (b) for life with either a minimum number of payments or a specific amount assured; or (c) for the joint lifetime of the annuitant and another person, and thereafter during the lifetime of the survivor. We may require proof that the annuitant is alive before we make annuity payments. Not all options may be available in all states.

You may choose to annuitize at any time after you purchase your Contract. Unless you elect otherwise, the maturity date will be your 90th birthday or ten years after the effective date of the contract, if later. (For Contracts issued in Florida and New York, the maturity date you elect may not be later than your 90th birthday.)

At least 30 days before the original maturity date, you may elect to extend the maturity date to any time prior to the annuitant's 90th birthday or to a later date with our consent. You may use certain annuity options taken at the maturity date to meet the minimum required distribution requirements of federal tax law, or you may use a program of withdrawals instead. These mandatory distribution requirements take effect generally upon the death of the contract owner, or with certain qualified contracts upon either the later of the contract owner's attainment of age 70 1/2 or year of retirement; or the death of the contract owner. You should seek independent tax advice regarding the election of minimum required distributions.

LIQUIDITY BENEFIT (BENEFIT NOT AVAILABLE UNDER 457 PLANS)

If you select any annuity option which guarantees you payments for a minimum period of time ("period certain"), you may take a lump sum payment (equal to a portion or all of the value of the remaining payments) any time after the first contract year. There is a surrender charge of 5% of the amount withdrawn under this option.

For variable annuity payments, we use the Assumed Net Investment Factor, ("ANIF") as the interest rate to determine the lump sum amount. If you request only a percentage of the amount available, we will reduce the amount of each payment during the rest of the period certain by that percentage. After the period expires, your payments will increase to the level they would have been had no liquidation has taken place.

For fixed annuity payments, we calculate the present value of the remaining period certain payments using a current interest rate. The current interest rate used depends on the amount of time left in the annuity option you elected. The current rate will be the same rate we would give someone electing an annuity option for that same amount of time. If you request a percentage of the amount available during the period certain, we will reduce the amount of each payment during the rest of the period certain by that percentage. After the period certain expires, your payments will increase to the level they would have been had no liquidation taken place.

The market value adjustment formula for calculating the present value described above for fixed annuity payments is as follows:

              Present Value =LOGO[Payment(s) X (1/1 + iC)(t/365)]

Where

iC   =    the interest rate described above
n    =    the number of payments remaining in the contract owner's
          period certain at the time of request for this benefit
t    =    the number of days remaining until that payment is made,
          adjusting for leap years.

See Appendix E for examples of this market value adjustment.

ALLOCATION OF ANNUITY

You may elect to receive your annuity payments in the form of a variable annuity, a fixed annuity, or a combination of both. If, at the time annuity payments begin, you have not made an election, we will apply your contract value to provide an annuity funded by the same investment options as you have selected during the accumulation period. At least 30 days before the maturity date, you may transfer the contract value among the funding options in order to change the basis on which we will determine annuity payments. (See "Transfers.")

ANNUITIZATION CREDIT. This credit is applied to the contract value used to purchase one of the annuity options described below. The credit equals 0.5% of your contract value if you annuitize during contract years 2-5, 1% during contract years 6-10, and 2% after contract year 10. There is no credit applied to contracts held less than 1 year.

VARIABLE ANNUITY

You may choose an annuity payout that fluctuates depending on the investment experience of the variable funding options. We determine the number of annuity units credited to the Contract by dividing the first monthly annuity payment attributable to each variable funding option by the corresponding accumulation unit value as of 14 days before the date annuity payments begin. We use an annuity unit to measure the dollar value of an annuity payment. The number of annuity units (but not their value) remains fixed during the annuity period.

DETERMINATION OF FIRST ANNUITY PAYMENT. Your Contract contains the tables we use to determine your first monthly annuity payment. If you elect a variable annuity, the amount we apply to it will be the cash surrender value as of 14 days before the date annuity payments.

The amount of your first monthly payment depends on the annuity option you elected and the annuitant's adjusted age. Your Contract contains the formula for determining the adjusted age. We determine the total first monthly annuity payment by multiplying the benefit per $1,000 of value shown in the Contract tables (or, if they would produce a larger payment, the tables then in effect on the maturity date) by the number of thousands of dollars of contract value you apply to that annuity option. and factors in an assumed daily net investment factor. We call this your net investment rate. Your net investment rate corresponds to an annual interest rate of 3%. This means that if the annualized investment performance, after expenses, of your variable funding options is less than 3%, then the dollar amount of your variable annuity payment will decrease. However, if the annualized investment performance, after expenses, of your variable funding options is greater than 3%, then the dollar amount of your variable annuity payments will increase.

DETERMINATION OF SECOND AND SUBSEQUENT ANNUITY PAYMENTS. The dollar amount of all subsequent annuity payments changes from month to month based on the investment experience of the applicable funding options. The total amount of each annuity payment will equal the sum of the basic payments in each funding option. We determine the actual amounts of these payments by multiplying the number of annuity units we credited to each funding option by the corresponding annuity unit value as of the date 14 days before the date the payment is due.

FIXED ANNUITY

You may choose a fixed annuity that provides payments which do not vary during the annuity period. We will calculate the dollar amount of the first fixed annuity payment as described under "Variable Annuity," except that the amount we apply to begin the annuity will be your contract value as of the date annuity payments begin. The payout rates we use will always at least equal but not exceed those we show in your Contract.

If you have elected the Increasing Benefit Option, the payments will be calculated as above. However, the initial payment will be less than that reflected in the table and the subsequent payments will be increased by the percentage you elected.

                                PAYMENT OPTIONS
--------------------------------------------------------------------------------
ELECTION OF OPTIONS

While the annuitant is alive, you can change your annuity option selection any time up to the maturity date. Once annuity payments have begun, no further elections are allowed.

During the annuitant's lifetime, if you do not elect otherwise before the maturity date, we will pay you (or another designated payee) the first of a series of monthly annuity payments based on the life of the annuitant, in accordance with Annuity Option 2 (Life Annuity with 120 monthly payments assured). For certain qualified contracts, Annuity Option 4 (Joint and Last Survivor Life Annuity -- Annuity Reduced on Death of Primary Payee) will be the automatic option as described in the Contract.

The minimum amount that can be placed under an annuity option will be $2,000 unless we agree to a lesser amount. If any monthly periodic payment due is less than $100, the Company reserves the right to make payments at less frequent intervals, or to pay the contract value in a lump-sum.

On the maturity date, we will pay the amount due under the Contract in accordance with the payment option that you select. You may choose to receive a single lump-sum payment. You must elect an option in writing, in a form satisfactory to the Company. Any election made during the lifetime of the annuitant must be made by the contract owner.

VARIABLE ANNUITIZATION FLOOR BENEFIT. (BENEFIT NOT AVAILABLE UNDER 457
PLANS) This benefit may not be available, or may only be available under certain annuity options, if we determine market conditions so dictate. If available, we will guarantee that, regardless of the performance of the funding options selected by you, your annuity payments will never be less than a certain percentage of your first annuity payment. This percentage will vary depending on market conditions, but will never be less than 50%. You may not elect this benefit if you are over age 80. Additionally, you must select from certain funds available under this guarantee. Currently, these funds are the Equity Index Portfolio Class II, the Travelers Quality Bond Portfolio, and the U.S. Government Securities Portfolio. We may, at our discretion, increase or decrease the number of funds available under this benefit. This benefit is not currently available under Annuity Option 5. The benefit is not available with the 5% ANIF under any Option. If you select this benefit, you may not elect to liquidate any portion of your Contract.

There is a charge for this guarantee, which will begin upon election of this benefit. This charge will vary based upon market conditions, and will be established at the time the benefit is elected. Once established, the charge will remain level throughout the remainder of the annuitization, and will never increase your annual separate account charge by more than 3% per year.

We reserve the right to restrict the amount of contract value to be annuitized under this benefit.

ANNUITY OPTIONS

Subject to the conditions described in "Election of Options" above, we may pay all or any part of the cash surrender value under one or more of the following annuity options. Payments under the annuity options are generally made on a monthly basis. We may offer additional options. Options 1 through 4 are available for both fixed and/or variable annuities. Option 5 is only available for fixed annuities.

INCREASING BENEFIT OPTION. For Fixed Annuities, the annuity payment you receive may be either level (except after death of Primary Payee in Option 4) or increasing. If increasing payments are selected, the initial payment will be less than the corresponding level payment for the same annuity option, but your payments will increase on each contract date anniversary by a percentage chosen by you. You may choose a whole number percentage from one to four.

Option 1 -- Life Annuity -- No Refund. The Company will make annuity payments during the lifetime of the annuitant ending with the last payment before death. This option offers the maximum periodic payment, since there is no assurance of a minimum number of payments or provision for a death benefit for beneficiaries.

Option 2 -- Life Annuity with 120, 180 or 240 Monthly Payments Assured. The Company will make monthly annuity payments during the lifetime of the annuitant, with the agreement that if, at the death of that person, payments have been made for less than 120, 180 or 240 months as elected, we will continue making payments to the beneficiary during the remainder of the period.

Option 3 -- Joint and Last Survivor Life Annuity -- No Refund. The Company will make regular annuity payments during the lifetime of the annuitant and a second person. When either person dies, we will continue making payments to the survivor. No further payments will be made following the death of the survivor.

Option 4 -- Joint and Last Survivor Life Annuity -- Annuity Reduced on Death of Primary Payee. The Company will make annuity payments during the lifetimes of the annuitant and a second person. You will designate one as primary payee, and the other will be designated as secondary payee. On the death of the secondary payee, the Company will continue to make monthly annuity payments to the primary payee in the same amount that would have been payable during the joint lifetime of the two persons. On the death of the primary payee, the Company will continue to make annuity payments to the secondary payee in an amount equal to 50% of the payments which would have been made during the lifetime of the primary payee. No further payments will be made once both payees have died.

Option 5 -- Payments for a Fixed Period. We will make periodic payments for the period selected.

Option 6 -- Income Option. We will make a certain number of payments which are not based on the annuitant's lifetime.

                       MISCELLANEOUS CONTRACT PROVISIONS
--------------------------------------------------------------------------------
RIGHT TO RETURN

You may return the Contract for a full refund of the contract value plus any contract charges and premium taxes you paid (but not any fees and charges the underlying fund assessed) within ten days after you receive it (the "right to return period"). You bear the investment risk of investing in the variable funding options during the right to return period; therefore, the contract value we return may be greater or less than your purchase payment.

If you purchase the Contract as an Individual Retirement Annuity, and return it within the first seven days after delivery, we will refund your purchase payment in full; during the remainder of the right to return period, we will refund the contract value (including charges).

We will determine the contract value following the close of the business day on which we receive your Contract and a written request for a refund. Where state law requires a longer period, or the return of purchase payments or other variations of this provision, we will comply. Refer to your Contract for any state-specific information.

TERMINATION

You do not need to make any purchase payments after the first to keep the Contract in effect. However, we reserve the right to terminate the Contract on any business day if your contract value as of that date is less than $2,000 and you have not made purchase payments for at least two years, unless otherwise specified by state law. Termination will not occur until 31 days after we have mailed notice of termination to your last known address and to any assignee of record. If we terminate the Contract, we will pay you the cash surrender value less any applicable taxes.

REQUIRED REPORTS

As often as required by law, but at least once in each contract year before the due date of the first annuity payment, we will furnish a report showing the number of accumulation units credited to the Contract and the corresponding accumulation unit value(s) as of the report date for each funding option to which the contract owner has allocated amounts during the applicable period. The Company will keep all records required under federal and state laws.

SUSPENSION OF PAYMENTS

The Company reserves the right to suspend or postpone the date of any payment or determination of values on any business day (1) when the New York Stock Exchange ("the Exchange") is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the SEC so that the sale of securities held in the Separate Account may not reasonably occur or so that the Company may not reasonably determine the value the Separate Account's net assets; or (4) during any other period when the SEC, by order, so permits for the protection of security holders. Payments from the Fixed Account may be delayed up to 6 months.

                             THE SEPARATE ACCOUNTS
--------------------------------------------------------------------------------
The Travelers Insurance Company and the Travelers Life and Annuity Company each sponsor separate accounts: Separate Account Five and Separate Account Six, respectively. Both Separate Account Five and Separate Account Six were established on June 8, 1998 and are registered with the SEC as unit investment trusts (separate account) under the Investment Company Act of 1940, as amended. We will invest Separate Account assets attributable to the Contracts exclusively in the shares of the variable funding options.

We hold the assets of Separate Account Five and Separate Account Six for the exclusive and separate benefit of the owners of each separate account, according to the laws of Connecticut.

Income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the Contracts, credited to or charged against the Separate Account without regard to other income, gains and losses of the Company. The assets held by the Separate Account are not chargeable with liabilities arising out of any other business which we may conduct. Obligations under the Contract are obligations of the Company.

All investment income and other distributions of the funding options are payable to the Separate Account. We reinvest all such income and/or distributions in shares of the respective funding option at net asset value. Shares of the funding options are currently sold only to life insurance company separate accounts to fund variable annuity and variable life insurance contracts.

Shares of the variable funding options are currently sold only to life insurance company separate accounts to fund variable annuity and variable life insurance contracts. Certain variable annuity separate accounts and variable life insurance separate accounts may invest in the funding options simultaneously (called "mixed" and "shared" funding). It is conceivable that in the future it may be disadvantageous to do so. Although the Company and the variable funding options do not currently foresee any such disadvantages either to variable annuity contract owners or variable life policy owners, each variable funding option's Board of Directors intends to monitor events in order to identify any material conflicts between them and to determine what action, if any, should be taken. If a Board of Directors was to conclude that separate funds should be established for variable life and variable annuity separate accounts, the variable annuity contract owners would not bear any of the related expenses, but variable annuity contract owners and variable life insurance policy owners would no longer have the economies of scale resulting from a larger combined fund.

PERFORMANCE INFORMATION

From time to time, we may advertise several types of historical performance for the Contract's variable funding options. We may advertise the "standardized average annual total returns" of the variable funding option, calculated in a manner prescribed by the SEC, and the "nonstandardized total return," as described below. Specific examples of the performance information appear in the SAI.

STANDARDIZED METHOD. We compute quotations of average annual total returns according to a formula in which a hypothetical initial investment of $1,000 is applied to the variable funding option, and then related to ending redeemable values over one-, five-, and ten-year periods, or for a period covering the time during which the funding option has been in existence, if less. Purchase payment credits are not included in these calculations. These quotations reflect the deduction of all recurring charges during each period (on a pro rata basis in the case of fractional periods). We convert the deduction for the annual contract administrative charge to a percentage of assets based on the actual fee collected, divided by the average net assets for Contracts sold. Each quotation assumes a total redemption at the end of each period with the applicable withdrawal charge deducted at that time.

NONSTANDARDIZED METHOD. We calculate nonstandardized "total returns" in a similar manner based on the performance of the funding options over a period of time, usually for the calendar year-to-date, and for the past one-, three-, five- and ten-year periods. Nonstandardized total returns will not reflect the deduction of the annual contract administrative charge, which, if reflected, would decrease the level of performance shown. Purchase payment credits are not included in these calculations. These returns also do not reflect the withdrawal charge because we designed the Contract for long-term investment.

For underlying funds that were in existence before they became available as a funding option, the nonstandardized average annual total return quotations reflects the investment performance that such funding options would have achieved (reduced by the applicable charges) had the underlying fund been held under the Contract for the period quoted. The total return quotations are based upon historical earnings and are not necessarily representative of future performance.

GENERAL. Within the guidelines prescribed by the SEC and the National Association of Securities Dealers, Inc. ("NASD"), performance information may be quoted numerically or may be presented in a table, graph or other illustration. Advertisements may include data comparing performance to well-known indices of market performance (including, but not limited to, the Dow Jones Industrial Average, the Standard & Poor's (S&P) 500 Index, the S&P 400 Index, the Lehman Brothers Long T-Bond Index, the Russell 1000, 2000 and 3000 Indices, the Value Line Index, and the Morgan Stanley Capital International's EAFE Index). Advertisements may also include published editorial comments and performance rankings compiled by independent organizations (including, but not limited to, Lipper Analytical Services, Inc. and Morningstar, Inc.) and publications that monitor the performance of the Separate Account and the variable funding options.

                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------
The following general discussion of the federal income tax consequences under this Contract is not intended to cover all situations, and is not meant to provide tax advice. Because of the complexity of the law and the fact that the tax results will vary depending on many factors, you should consult your tax adviser regarding your personal situation. For your information, a more detailed tax discussion is contained in the SAI.

GENERAL TAXATION OF ANNUITIES

Congress has recognized the value of saving for retirement by providing certain tax benefits, in the form of tax deferral, for money put into an annuity. The Internal Revenue Code (Code) governs how this money is ultimately taxed, depending upon the type of contract, qualified or non-qualified, and the manner in which the money is distributed, as briefly described below.

TAX-FREE EXCHANGES: The Internal Revenue Code provides that, generally, no gain or loss is recognized when an annuity contract is received in exchange for a life, endowment, or annuity contract. Since different annuity contracts have different expenses, fees and benefits, a tax-free exchange could result in your investment becoming subject to higher or lower fees and/or expenses.

QUALIFIED ANNUITY CONTRACTS

Under a qualified annuity, since amounts paid into the contract have generally not yet been taxed, the full amount of all distributions, including lump-sum withdrawals and annuity payments, are generally taxed at the ordinary income tax rate unless the distribution is transferred to an eligible rollover account or contract. The Contract is available as a vehicle for IRA rollovers and for other qualified contracts. There are special rules which govern the taxation of qualified contracts, including withdrawal restrictions, requirements for mandatory distributions, and contribution limits. We have provided a more complete discussion in the SAI.

PENALTY TAX FOR PREMATURE DISTRIBUTIONS

Taxable distributions taken before the contract owner has reached the age of 59 1/2 will be subject to a 10% additional tax penalty unless the distribution is taken in a series of periodic distributions, for life or life expectancy, or unless the distribution follows the death or disability of the contract owner. Other exceptions may be available in certain qualified plans.

DIVERSIFICATION REQUIREMENTS FOR VARIABLE ANNUITIES

The Code requires that any nonqualified variable annuity contracts based on a separate account shall not be treated as an annuity for any period if investments made in the account are not adequately diversified. Final tax regulations define how separate accounts must be diversified. The Company monitors the diversification of investments constantly and believes that its accounts are adequately diversified. The consequence of any failure to diversify is essentially the loss to the contract owner of tax deferred treatment. The Company intends to administer all contracts subject to this provision of law in a manner that will maintain adequate diversification.

OWNERSHIP OF THE INVESTMENTS

In certain circumstances, owners of variable annuity contracts have been considered to be the owners of the assets of the underlying separate account for Federal income tax purposes due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. There is little guidance in this area, and some features of the Contract, such as the flexibility of the contract owner to allocate premium payments and transfer amounts among the funding options, have not been addressed in public rulings. While we believe that the Contract does not give the contract owner investment control over separate account assets, we reserve the right to modify the Contract as necessary to prevent a contract owner from being treated as the owner of the separate account assets supporting the Contract.

MANDATORY DISTRIBUTIONS FOR QUALIFIED PLANS

Federal tax law requires that minimum annual distributions begin by April 1st of the calendar year following the calendar year in which an IRA owner attains age 70 1/2. Participants in qualified plans and 403(b) annuities may defer minimum distributions until the later of April 1st of the calendar year following the calendar year in which they attain age 70 1/2 or the year of retirement. Distributions must begin or be continued according to required patterns following the death of the contract owner or annuitant of both qualified and nonqualified annuities.

TAXATION OF DEATH BENEFIT PROCEEDS

Amounts may be distributed from a Contract because of the death of an owner or annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a full surrender of the contract; of (ii) if distributed under a payment option, they are taxed in the same way as annuity payments.

                             AVAILABLE INFORMATION
--------------------------------------------------------------------------------
The Companies are both subject to the information requirements of the Securities and Exchange Act of 1934 ("the 1934 Act"), as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). You may read and copy this information and other information at the following locations:

     - public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C.

     - the Commission's Regional Offices located at Seven World Trade Center, New York, New York 10048,

     - the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

Under the Securities Act of 1933, the Companies have each filed with the Commission registration statements (the "Registration Statement") relating to the Contracts offered by this Prospectus. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits. Reference is hereby made to such Registration Statement and exhibits for further information about the Companies and the Contracts. The Registration Statement and the exhibits may be inspected and copied as described above. Although the Companies each furnish the Annual Reports on Form 10-K for the year ended December 31, 2000 to owners of contracts or certificates, we do not plan to furnish subsequent annual reports containing financial information to the owners of contracts or certificates described in this Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------
Each Company's latest Annual Report on Form 10-K has been filed with the Commission. They are both incorporated by reference into this Prospectus and copies must accompany this Prospectus.

The Forms 10-K for the fiscal year ended December 31, 2000 contain additional information about each Company including audited financial statements for the latest fiscal year. The Travelers Insurance Company filed its Form 10-K on March 14, 2001 via Edgar, File No. 33-33691. The Travelers Life and Annuity Company filed its Form 10-K on March 14, 2001 via Edgar; File No. 33-58677.

If requested, we will furnish, without charge, a copy of any and all of the documents incorporated by reference, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference in those documents). You may direct your requests to: The Travelers Insurance Company, One Tower Square, Hartford, Connecticut 06183-5030, Attention: Annuity Services. The telephone number is (860) 422-3985. You may also obtain copies of any documents, incorporated by reference into this prospectus by accessing the SEC's website (http://www.sec.gov).

                               OTHER INFORMATION
--------------------------------------------------------------------------------
THE INSURANCE COMPANIES

Please refer to your Contract or the first page of the Summary of this prospectus to determine which Company issued your Contract.

The Travelers Insurance Company is a stock insurance company chartered in 1864 in Connecticut and continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is an indirect wholly owned subsidiary of Citigroup Inc. The Company's Home Office is located at One Tower Square, Hartford, Connecticut 06183.

The Travelers Life and Annuity Company is a stock insurance company chartered in 1973 in Connecticut and continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in a majority of the states of the United States, the District of Columbia and Puerto Rico, and intends to seek licensure in the remaining states, except New York. The Company is an indirect wholly owned subsidiary of Citigroup Inc. The Company's Home Office is located at One Tower Square, Hartford, Connecticut 06183.

FINANCIAL STATEMENTS

The financial statements for the Company and its separate account are located in the Statement of Additional Information.

DISTRIBUTION OF VARIABLE ANNUITY CONTRACTS

We intend to sell the Contracts in all jurisdictions where we are licensed to do business and where the Contract is approved. Any registered representative of affiliated or independent broker-dealers who sell the Contracts will be qualified to sell variable annuities under applicable federal and state laws. Each broker-dealer is registered with the SEC under the Securities Exchange Act of 1934, and all are members of the NASD. The principal underwriter of the Contracts is our affiliate, Travelers Distribution LLC, One Tower Square, Hartford, CT.

Up-front compensation paid to sales representatives will not exceed 7% of the purchase payments made under the Contracts. If asset based compensation is paid, it will not exceed 2% of the average account value annually. From time to time, we may pay or permit other promotional incentives, in cash, credit or other compensation.

CONFORMITY WITH STATE AND FEDERAL LAWS

The laws of the state in which we deliver a Contract govern that Contract. Where a state has not approved a contract feature or funding option, it will not be available in that state. Any paid-up annuity, cash surrender value or death benefits that are available under the Contract are not less than the minimum benefits required by the statutes of the state in which we delivered the Contract. We reserve the right to make any changes, including retroactive changes, in the Contract to the extent that the change is required to meet the requirements of any law or regulation issued by any governmental agency to which the Company, the Contract or the contract owner is subject.

VOTING RIGHTS

The Company is the legal owner of the shares of the underlying funds. However, we believe that when an underlying fund solicits proxies in conjunction with a vote of shareholders we are required to obtain from you and from other owners instructions on how to vote those shares. When we receive those instructions, we will vote all of the shares we own in proportion to those instructions. This will also include any shares we own on our own behalf. Should we determine that we are no longer required to comply with the above, we will vote on the shares in our own right.

LEGAL PROCEEDINGS AND OPINIONS

Legal matters in connection with the federal laws and regulations affecting the issue and sale of the contract described in this prospectus, as well as the organization of the Companies, their authority to issue variable annuity contracts under Connecticut law and the validity of the forms of the variable annuity contracts under Connecticut law, have been passed on by the General Counsel of the Companies.

THE TRAVELERS INSURANCE COMPANY

In March 1997, a purported class action entitled Patterman v. The Travelers, Inc., et al. was commenced in the Superior Court of Richmond County, Georgia, alleging, among other things, violations of the Georgia RICO statute and other state laws by an affiliate of the Company, Primerica Financial Services, Inc. and certain of its affiliates. Plaintiffs seek unspecified compensatory and punitive damages and other relief. From February 1998 through April 2000, various motions for transfer of the lawsuit were heard and appealed. In April 2000, the matter was remanded to the Superior Court of Richmond County by the Georgia Supreme Court. Also, in April 2000 defendants moved for summary judgement on all counts of the complaint. Discovery commenced in May 2000. Defendants intend to vigorously contest the litigation.

THE TRAVELERS LIFE AND ANNUITY COMPANY

There are no pending material legal proceedings affecting the Separate Account, the principal underwriter or the Company.

                      THIS PAGE INTENTIONALLY LEFT BLANK.

                                   APPENDIX A
                     CONDENSED FINANCIAL INFORMATION (1999)
--------------------------------------------------------------------------------
           THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES

                         AIR = ASSUMED INVESTMENT RATE
                           FC = FLOOR BENEFIT CHARGE
                       STANDARD = STANDARD DEATH BENEFIT
                       OPTIONAL = OPTIONAL DEATH BENEFIT

                                                            PERIOD FROM JUNE 9, 1999* TO DECEMBER 31, 1999
                                                                                      STANDARD    STANDARD   OPTIONAL    OPTIONAL
                                      STANDARD    STANDARD    OPTIONAL    OPTIONAL     3%AIR,      3%AIR,     3%AIR,      3%AIR,
                                        3%AIR       5%AIR       3%AIR       5%AIR       .62FC      1.1%FC      .83FC     1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
HIGH YIELD BOND TRUST (9/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    0.980       0.980        0.977      0.977          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --       93,082         --          --         --          --         --
MANAGED ASSETS TRUST (6/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.102       1.102        1.098      1.098          --         --          --         --
  Number of units outstanding at end
    of year.........................   13,609          --      899,389         --          --         --          --         --
MONEY MARKET PORTFOLIO (9/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.032       1.032        1.028      1.028          --         --          --         --
  Number of units outstanding at end
    of year.........................   36,453          --      134,132         --          --         --          --         --
AMERICAN ODYSSEY FUNDS, INC.*
  CORE EQUITY FUND (9/99)*
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    0.995       0.995        0.992      0.992          --         --          --         --
  Number of units outstanding at end
    of year.........................   21,459          --       68,472         --          --         --          --         --
  EMERGING OPPORTUNITIES FUND
    (9/99)*
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.465       1.465        1.460      1.460          --         --          --         --
  Number of units outstanding at end
    of year.........................    6,201          --       29,981         --          --         --          --         --
  GLOBAL HIGH-YIELD BOND FUND
    (12/99)++
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.070       1.070        1.066      1.066          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --       18,317         --          --         --          --         --
  INTERMEDIATE-TERM BOND FUND
    (8/99)++
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.005       1.005        1.002      1.002          --         --          --         --
  Number of units outstanding at end
    of year.........................   73,160          --       44,935         --          --         --          --         --
  INTERNATIONAL EQUITY FUND (7/99)*
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.272       1.272        1.267      1.267          --         --          --         --
  Number of units outstanding at end
    of year.........................    6,933          --       91,971         --          --         --          --         --
  LONG-TERM BOND FUND (9/99)*
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    0.979       0.979        0.976      0.976          --         --          --         --
  Number of units outstanding at end
    of year.........................   37,502          --       49,414         --          --         --          --         --
DELAWARE GROUP PREMIUM FUND
  REIT SERIES
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --
  SMALL CAP VALUE SERIES (10/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    0.991       0.991        0.988      0.988          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --        3,413         --          --         --          --         --

                                   APPENDIX A
                     CONDENSED FINANCIAL INFORMATION (1999)
--------------------------------------------------------------------------------
     THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES (CONTINUED)

                                                            PERIOD FROM JUNE 9, 1999* TO DECEMBER 31, 1999
                                                                                      STANDARD    STANDARD   OPTIONAL    OPTIONAL
                                      STANDARD    STANDARD    OPTIONAL    OPTIONAL     3%AIR,      3%AIR,     3%AIR,      3%AIR,
                                        3%AIR       5%AIR       3%AIR       5%AIR       .62FC      1.1%FC      .83FC     1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
DREYFUS VARIABLE INVESTMENT FUND
  CAPITAL APPRECIATION PORTFOLIO**
    (7/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.081       1.081        1.077      1.077          --         --          --         --
  Number of units outstanding at end
    of year.........................   24,552          --      320,468         --          --         --          --         --
  SMALL CAP PORTFOLIO (10/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.240       1.240        1.236      1.236          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --       37,863         --          --         --          --         --
GREENWICH STREET SERIES FUND
  EQUITY INDEX PORTFOLIO II (7/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000       1.000      1.000       1.000      1.000
  Unit Value at end of year.........    1.133       1.133        1.129      1.129       1.127      1.123       1.122      1.117
  Number of units outstanding at end
    of year.........................   13,350          --      317,090         --          --         --          --         --
THE MONTGOMERY FUNDS III
  MONTGOMERY VARIABLE SERIES; GROWTH
    FUND (10/99)+
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.208       1.208        1.204      1.204          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --       22,857         --          --         --          --         --
OCC ACCUMULATION TRUST
  EQUITY PORTFOLIO+
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --
SALOMON BROTHERS VARIABLE SERIES
  FUNDS, INC.
  CAPITAL FUND (7/98)
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --
  INVESTORS FUND (10/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.088       1.088        1.084      1.084          --         --          --         --
  Number of units outstanding at end
    of year.........................   13,535          --        6,020         --          --         --          --         --
  TOTAL RETURN FUND
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --
STRONG VARIABLE INSURANCE FUNDS,
  INC.
  STRONG SCHAFER VALUE FUND II
    (7/98)*
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --
TRAVELERS SERIES FUND INC.
  ALLIANCE GROWTH PORTFOLIO (7/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.303       1.303        1.298      1.298          --         --          --         --
  Number of units outstanding at end
    of year.........................   17,222          --      226,122         --          --         --          --         --
  MFS TOTAL RETURN PORTFOLIO (7/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    0.994       0.994        0.991      0.991          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --      114,042         --          --         --          --         --

                                   APPENDIX A
                     CONDENSED FINANCIAL INFORMATION (1999)
--------------------------------------------------------------------------------
     THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES (CONTINUED)

                                                            PERIOD FROM JUNE 9, 1999* TO DECEMBER 31, 1999
                                                                                      STANDARD    STANDARD   OPTIONAL    OPTIONAL
                                      STANDARD    STANDARD    OPTIONAL    OPTIONAL     3%AIR,      3%AIR,     3%AIR,      3%AIR,
                                        3%AIR       5%AIR       3%AIR       5%AIR       .62FC      1.1%FC      .83FC     1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
<->TRAVELERS SERIES FUND
INC. (CONT.)
  PUTNAM DIVERSIFIED INCOME
    PORTFOLIO ()
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --
  SMITH BARNEY HIGH INCOME PORTFOLIO
    (8/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.007       1.007        1.004      1.004          --         --          --         --
  Number of units outstanding at end
    of year.........................   20,231          --           --         --          --         --          --         --
  SMITH BARNEY INTERNATIONAL EQUITY
    PORTFOLIO (12/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.569       1.569        1.563      1.563          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --       53,669         --          --         --          --         --
  SMITH BARNEY LARGE CAPITALIZATION
    GROWTH PORTFOLIO (10/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.132       1.132        1.128      1.128          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --       77,927         --          --         --          --         --
THE TRAVELERS SERIES TRUST
  DISCIPLINED MID CAP STOCK
    PORTFOLIO (8/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.132       1.132        1.129      1.129          --         --          --         --
  Number of units outstanding at end
    of year.........................    4,950          --       13,503         --          --         --          --         --
  DISCIPLINED SMALL CAP STOCK
    PORTFOLIO ()+
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --
  EQUITY INCOME PORTFOLIO (7/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.021       1.021        1.017      1.017          --         --          --         --
  Number of units outstanding at end
    of year.........................   12,381          --      255,091         --          --         --          --         --
  FEDERATED STOCK PORTFOLIO ()
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --
  LARGE CAP PORTFOLIO (7/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.224       1.224        1.219      1.219          --         --          --         --
  Number of units outstanding at end
    of year.........................   12,719          --       89,328         --          --         --          --         --
  LAZARD INTERNATIONAL STOCK
    PORTFOLIO (8/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.194       1.194        1.190      1.190          --         --          --         --
  Number of units outstanding at end
    of year.........................    4,591          --           --         --          --         --          --         --
  MFS MID CAP GROWTH PORTFOLIO
    (10/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.603       1.603        1.598      1.598          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --       91,838         --          --         --          --         --
  MFS RESEARCH PORTFOLIO ()
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --

                                   APPENDIX A
                     CONDENSED FINANCIAL INFORMATION (1999)
--------------------------------------------------------------------------------
     THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES (CONTINUED)

                                                            PERIOD FROM JUNE 9, 1999* TO DECEMBER 31, 1999
                                                                                      STANDARD    STANDARD   OPTIONAL    OPTIONAL
                                      STANDARD    STANDARD    OPTIONAL    OPTIONAL     3%AIR,      3%AIR,     3%AIR,      3%AIR,
                                        3%AIR       5%AIR       3%AIR       5%AIR       .62FC      1.1%FC      .83FC     1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
<->THE TRAVELERS SERIES
TRUST (CONT.)
  SOCIAL AWARENESS PORTFOLIO (7/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.115       1.115        1.111      1.111          --         --          --         --
  Number of units outstanding at end
    of year.........................   14,167          --       57,036         --          --         --          --         --
  STRATEGIC STOCK PORTFOLIO+
  Unit Value at beginning of year...       --          --           --         --          --         --          --         --
  Unit Value at end of year.........       --          --           --         --          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --           --         --          --         --          --         --
  TRAVELERS QUALITY BOND PORTFOLIO
    (8/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000       1.000      1.000       1.000      1.000
  Unit Value at end of year.........    1.002       1.002        0.998      0.998       1.000      0.999       0.996      0.994
  Number of units outstanding at end
    of year.........................   19,941          --        8,527         --          --         --          --         --
  U.S. GOVERNMENT SECURITIES
    PORTFOLIO (8/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000       1.000      1.000       1.000      1.000
  Unit Value at end of year.........    0.968       0.968        0.965      0.965       0.966      0.965       0.962      0.961
  Number of units outstanding at end
    of year.........................   20,423          --       75,867         --          --         --          --         --
  UTILITIES PORTFOLIO (8/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    0.959       0.959        0.956      0.956          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --        2,049         --          --         --          --         --
WARBURG PINCUS TRUST*
  EMERGING MARKETS PORTFOLIO (10/99)
  Unit Value at beginning of year...    1.000       1.000        1.000      1.000          --         --          --         --
  Unit Value at end of year.........    1.506       1.506        1.502      1.502          --         --          --         --
  Number of units outstanding at end
    of year.........................       --          --       42,199         --          --         --          --         --

                                   APPENDIX A
                     CONDENSED FINANCIAL INFORMATION (2000)
--------------------------------------------------------------------------------
           THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES

                                                                     YEAR ENDED DECEMBER 31, 2000
                                                                                      STANDARD    STANDARD               OPTIONAL
                                      STANDARD    STANDARD    OPTIONAL    OPTIONAL       3%,        3%,      OPTIONAL      3%,
                                         3%          5%          3%          5%         .62FC      1.1%FC    3%, .83FC   1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
CAPITAL APPRECIATION FUND (5/00)
  Unit Value at beginning of year...    1.000       1.000         1.000     1.000          --         --            --       --
  Unit Value at end of year.........    0.745       0.745         0.743     0.743          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --       978,236        --          --         --            --       --
HIGH YIELD BOND TRUST (9/99)
  Unit Value at beginning of year...    0.980       0.980         0.977     0.977          --         --            --       --
  Unit Value at end of year.........    0.982       0.982         0.974     0.974          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --       311,004        --          --         --            --       --
MANAGED ASSETS TRUST (6/99)
  Unit Value at beginning of year...    1.102       1.102         1.098     1.098          --         --            --       --
  Unit Value at end of year.........    1.076       1.076         1.067     1.067          --         --            --       --
  Number of units outstanding at end
    of year.........................   20,767          --     1,799,521        --          --         --            --       --
MONEY MARKET PORTFOLIO (9/99)
  Unit Value at beginning of year...    1.032       1.032         1.028     1.028          --         --            --       --
  Unit Value at end of year.........    1.087       1.087         1.078     1.078          --         --            --       --
  Number of units outstanding at end
    of year.........................   76,073          --       911,055        --          --         --            --       --
AMERICAN ODYSSEY FUNDS, INC.*
  CORE EQUITY FUND (9/99)*
  Unit Value at beginning of year...    0.995       0.995         0.992     0.992          --         --            --       --
  Unit Value at end of year.........    0.840       0.840         0.833     0.833          --         --            --       --
  Number of units outstanding at end
    of year.........................   10,384          --       626,483        --          --         --            --       --
  EMERGING OPPORTUNITIES FUND
    (9/99)*
  Unit Value at beginning of year...    1.465       1.465         1.460     1.460          --         --            --       --
  Unit Value at end of year.........    1.600       1.600         1.587     1.587          --         --            --       --
  Number of units outstanding at end
    of year.........................    1,472          --       235,839        --          --         --            --       --
  GLOBAL HIGH-YIELD BOND FUND
    (12/99)++
  Unit Value at beginning of year...    1.070       1.070         1.066     1.066          --         --            --       --
  Unit Value at end of year.........    1.021       1.021         1.012     1.012          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --        95,298        --          --         --            --       --
  INTERMEDIATE-TERM BOND FUND
    (8/99)++
  Unit Value at beginning of year...    1.005       1.005         1.002     1.002          --         --            --       --
  Unit Value at end of year.........    1.063       1.063         1.054     1.054          --         --            --       --
  Number of units outstanding at end
    of year.........................   16,410          --       369,677        --          --         --            --       --
  INTERNATIONAL EQUITY FUND (7/99)*
  Unit Value at beginning of year...    1.272       1.272         1.267     1.267          --         --            --       --
  Unit Value at end of year.........    1.160       1.160         1.151     1.151          --         --            --       --
  Number of units outstanding at end
    of year.........................    1,916          --       347,387        --          --         --            --       --
  LONG-TERM BOND FUND (9/99)*
  Unit Value at beginning of year...    0.979       0.979         0.976     0.976          --         --            --       --
  Unit Value at end of year.........    1.092       1.092         1.083     1.083          --         --            --       --
  Number of units outstanding at end
    of year.........................   12,041          --       409,109        --          --         --            --       --
DELAWARE GROUP PREMIUM FUND, INC.
  REIT SERIES (9/00)
  Unit Value at beginning of year...    1.000       1.000         1.000     1.000          --         --            --       --
  Unit Value at end of year.........    1.221       1.221         1.213     1.213          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --        50,532        --          --         --            --       --
  SMALL CAP VALUE SERIES (10/99)
  Unit Value at beginning of year...    0.991       0.991         0.988     0.988          --         --            --       --
  Unit Value at end of year.........    1.162       1.162         1.153     1.153          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --        39,689        --          --         --            --       --

                                   APPENDIX A
                     CONDENSED FINANCIAL INFORMATION (2000)
--------------------------------------------------------------------------------
     THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES (CONTINUED)

                                                                     YEAR ENDED DECEMBER 31, 2000
                                                                                      STANDARD    STANDARD               OPTIONAL
                                      STANDARD    STANDARD    OPTIONAL    OPTIONAL       3%,        3%,      OPTIONAL      3%,
                                         3%          5%          3%          5%         .62FC      1.1%FC    3%, .83FC   1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
DREYFUS VARIABLE INVESTMENT FUND
  CAPITAL APPRECIATION PORTFOLIO
    (7/99)
  Unit Value at beginning of year...    1.081       1.081         1.077     1.077          --         --            --       --
  Unit Value at end of year.........    1.065       1.065         1.057     1.057          --         --            --       --
  Number of units outstanding at end
    of year.........................   24,552          --       509,909        --          --         --            --       --
  SMALL CAP PORTFOLIO (10/99)
  Unit Value at beginning of year...    1.240       1.240         1.236     1.236          --         --            --       --
  Unit Value at end of year.........    1.394       1.394         1.383     1.383          --         --            --       --
  Number of units outstanding at end
    of year.........................    3,246          --       349,550        --          --         --            --       --
GREENWICH STREET SERIES FUND
  EQUITY INDEX PORTFOLIO II (7/99)
  Unit Value at beginning of year...    1.133       1.133         1.129     1.129       1.127      1.123         1.122    1.117
  Unit Value at end of year.........    1.019       1.019         1.011     1.011       1.008      0.999         0.996    0.986
  Number of units outstanding at end
    of year.........................   14,389          --       613,182        --          --         --            --       --
JANUS ASPEN SERIES
  WORLDWIDE GROWTH PORTFOLIO (5/00)
  Unit Value at beginning of year...    1.000       1.000         1.000     1.000          --         --            --       --
  Unit Value at end of year.........    0.801       0.801         0.799     0.799          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --       409,725        --          --         --            --       --
THE MONTGOMERY FUNDS III
  MONTGOMERY VARIABLE SERIES; GROWTH
    FUND (10/99)+
  Unit Value at beginning of year...    1.208       1.208         1.204     1.204          --         --            --       --
  Unit Value at end of year.........    1.090       1.090         1.082     1.082          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --        78,405        --          --         --            --       --
OCC ACCUMULATION TRUST
  EQUITY PORTFOLIO (1/00)+
  Unit Value at beginning of year...    1.000       1.000         1.000     1.000          --         --            --       --
  Unit Value at end of year.........    1.014       1.014         1.007     1.007          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --         8,202        --          --         --            --       --
SALOMON BROTHERS VARIABLE SERIES
  FUNDS, INC.
  CAPITAL FUND (4/00)
  Unit Value at beginning of year...    1.000       1.000         1.000     1.000          --         --            --       --
  Unit Value at end of year.........    1.072       1.072         1.064     1.064          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --        62,150        --          --         --            --       --
  INVESTORS FUND (10/99)
  Unit Value at beginning of year...    1.088       1.088         1.084     1.084          --         --            --       --
  Unit Value at end of year.........    1.244       1.244         1.234     1.234          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --        55,437        --          --         --            --       --
  TOTAL RETURN FUND (9/00)
  Unit Value at beginning of year...    1.000       1.000         1.000     1.000          --         --            --       --
  Unit Value at end of year.........    1.072       1.072         1.064     1.064          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --         9,945        --          --         --            --       --
STRONG VARIABLE INSURANCE FUNDS,
  INC.
  STRONG SCHAFER VALUE FUND II
    (3/00)*
  Unit Value at beginning of year...    1.000       1.000         1.000     1.000          --         --            --       --
  Unit Value at end of year.........    0.938       0.938         0.932     0.932          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --        24,959        --          --         --            --       --
TRAVELERS SERIES FUND, INC.
  ALLIANCE GROWTH PORTFOLIO (7/99)
  Unit Value at beginning of year...    1.303       1.303         1.298     1.298          --         --            --       --
  Unit Value at end of year.........    1.057       1.057         1.048     1.048          --         --            --       --
  Number of units outstanding at end
    of year.........................   56,806          --       987,185        --          --         --            --       --

                                   APPENDIX A
                     CONDENSED FINANCIAL INFORMATION (2000)
--------------------------------------------------------------------------------
     THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES (CONTINUED)

                                                                     YEAR ENDED DECEMBER 31, 2000
                                                                                      STANDARD    STANDARD               OPTIONAL
                                      STANDARD    STANDARD    OPTIONAL    OPTIONAL       3%,        3%,      OPTIONAL      3%,
                                         3%          5%          3%          5%         .62FC      1.1%FC    3%, .83FC   1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
<->TRAVELERS SERIES FUND,
INC. (CONT.)
  MFS TOTAL RETURN PORTFOLIO (7/99)
  Unit Value at beginning of year...    0.994       0.994         0.991     0.991          --         --            --       --
  Unit Value at end of year.........    1.150       1.150         1.142     1.142          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --       487,322        --          --         --            --       --
  PUTNAM DIVERSIFIED INCOME
    PORTFOLIO
  Unit Value at beginning of year...       --          --            --        --          --         --            --       --
  Unit Value at end of year.........       --          --            --        --          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --            --        --          --         --            --       --
  SMITH BARNEY HIGH INCOME PORTFOLIO
    (8/99)
  Unit Value at beginning of year...    1.007       1.007         1.004     1.004          --         --            --       --
  Unit Value at end of year.........    0.918       0.918         0.912     0.912          --         --            --       --
  Number of units outstanding at end
    of year.........................   20,231          --        52,398        --          --         --            --       --
  SMITH BARNEY INTERNATIONAL EQUITY
    PORTFOLIO (12/99)*
  Unit Value at beginning of year...    1.569       1.569         1.563     1.563          --         --            --       --
  Unit Value at end of year.........    1.186       1.186         1.177     1.177          --         --            --       --
  Number of units outstanding at end
    of year.........................    3,291          --       247,679        --          --         --            --       --
  SMITH BARNEY LARGE CAPITALIZATION
    GROWTH PORTFOLIO (10/99)
  Unit Value at beginning of year...    1.132       1.132         1.128     1.128          --         --            --       --
  Unit Value at end of year.........    1.045       1.045         1.037     1.037          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --       178,384        --          --         --            --       --
THE TRAVELERS SERIES TRUST
  DISCIPLINED MID CAP STOCK
    PORTFOLIO (8/99)
  Unit Value at beginning of year...    1.132       1.132         1.129     1.129          --         --            --       --
  Unit Value at end of year.........    1.310       1.310         1.301     1.301          --         --            --       --
  Number of units outstanding at end
    of year.........................    4,950          --        88,564        --          --         --            --       --
  DISCIPLINED SMALL CAP STOCK
    PORTFOLIO+
  Unit Value at beginning of year...       --          --            --        --          --         --            --       --
  Unit Value at end of year.........       --          --            --        --          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --            --        --          --         --            --       --
  EQUITY INCOME PORTFOLIO (7/99)
  Unit Value at beginning of year...    1.021       1.021         1.017     1.017          --         --            --       --
  Unit Value at end of year.........    1.105       1.105         1.096     1.096          --         --            --       --
  Number of units outstanding at end
    of year.........................   12,381          --       437,309        --          --         --            --       --
  FEDERATED STOCK PORTFOLIO
  Unit Value at beginning of year...       --          --            --        --          --         --            --       --
  Unit Value at end of year.........       --          --            --        --          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --            --        --          --         --            --       --
  LARGE CAP PORTFOLIO (7/99)
  Unit Value at beginning of year...    1.224       1.224         1.219     1.219          --         --            --       --
  Unit Value at end of year.........    1.038       1.038         1.030     1.030          --         --            --       --
  Number of units outstanding at end
    of year.........................   52,127          --       804,274        --          --         --            --       --
  LAZARD INTERNATIONAL STOCK
    PORTFOLIO (8/99)
  Unit Value at beginning of year...    1.194       1.194         1.190     1.190          --         --            --       --
  Unit Value at end of year.........    1.049       1.049         1.041     1.041          --         --            --       --
  Number of units outstanding at end
    of year.........................    4,591          --        17,988        --          --         --            --       --
  MFS MID CAP GROWTH PORTFOLIO
    (10/99)
  Unit Value at beginning of year...    1.603       1.603         1.598     1.598          --         --            --       --
  Unit Value at end of year.........    1.739       1.739         1.726     1.726          --         --            --       --
  Number of units outstanding at end
    of year.........................   30,494          --       504,511        --          --         --            --       --

                                   APPENDIX A
                     CONDENSED FINANCIAL INFORMATION (2000)
--------------------------------------------------------------------------------
     THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES (CONTINUED)

                                                                     YEAR ENDED DECEMBER 31, 2000
                                                                                      STANDARD    STANDARD               OPTIONAL
                                      STANDARD    STANDARD    OPTIONAL    OPTIONAL       3%,        3%,      OPTIONAL      3%,
                                         3%          5%          3%          5%         .62FC      1.1%FC    3%, .83FC   1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
<->THE TRAVELERS SERIES
TRUST (CONT.)
  MFS RESEARCH PORTFOLIO (6/00)
  Unit Value at beginning of year...    1.000       1.000         1.000     1.000          --         --            --       --
  Unit Value at end of year.........    1.136       1.136         1.127     1.127          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --         7,875        --          --         --            --       --
  SOCIAL AWARENESS PORTFOLIO (7/99)
  Unit Value at beginning of year...    1.115       1.115         1.111     1.111          --         --            --       --
  Unit Value at end of year.........    1.100       1.100         1.092     1.092          --         --            --       --
  Number of units outstanding at end
    of year.........................   14,167          --       141,652        --          --         --            --       --
  STRATEGIC STOCK PORTFOLIO (4/00)+
  Unit Value at beginning of year...    1.000       1.000         1.000     1.000          --         --            --       --
  Unit Value at end of year.........    1.030       1.030         1.023     1.023          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --        19,858        --          --         --            --       --
  TRAVELERS QUALITY BOND PORTFOLIO
    (8/99)
  Unit Value at beginning of year...    1.002       1.002         0.998     0.998       1.000      0.999         0.996    0.994
  Unit Value at end of year.........    1.063       1.063         1.055     1.055       1.058      1.055         1.049    1.045
  Number of units outstanding at end
    of year.........................   19,941          --        54,601        --          --         --            --       --
  U.S. GOVERNMENT SECURITIES
    PORTFOLIO (8/99)
  Unit Value at beginning of year...    0.968       0.968         0.965     0.965       0.966      0.965         0.962    0.961
  Unit Value at end of year.........    1.099       1.099         1.091     1.091       1.094      1.091         1.084    1.080
  Number of units outstanding at end
    of year.........................   20,423          --       141,994        --          --         --            --       --
  UTILITIES PORTFOLIO (8/99)
  Unit Value at beginning of year...    0.959       0.959         0.956     0.956          --         --            --       --
  Unit Value at end of year.........    1.183       1.183         1.174     1.174          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --       135,986        --          --         --            --       --
VARIABLE INSURANCE PRODUCTS FUND II
  ASSETS MANAGER
    PORTFOLIO -- SERVICE CLASS 2
    (5/00)
  Unit Value at beginning of year...    1.000       1.000         1.000     1.000          --         --            --       --
  Unit Value at end of year.........    0.949       0.949         0.947     0.947          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --       173,343        --          --         --            --       --
WARBURG PINCUS TRUST
  EMERGING MARKETS PORTFOLIO (10/99)
  Unit Value at beginning of year...    1.506       1.506         1.502     1.502          --         --            --       --
  Unit Value at end of year.........    1.022       1.022         1.015     1.015          --         --            --       --
  Number of units outstanding at end
    of year.........................       --          --       122,227        --          --         --            --       --

The date next to each funding option's name reflects the date money first came into the funding option through the Separate Account. The financial statements for Separate Account Five and the consolidated financial statements for The Travelers Insurance Company and subsidiaries are contained in the SAI. Those funding options not listed above were not available as of December 31, 2000.

 * Fund's name has changed. Refer to prospectus for new name.
 + No longer available to new contract owners.
++ Fund is closed.

                      THIS PAGE INTENTIONALLY LEFT BLANK.

                                   APPENDIX B

                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

          TRAVELERS SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES (1999)

                         AIR = ASSUMED INVESTMENT RATE
                           FC = FLOOR BENEFIT CHARGE
                       STANDARD = STANDARD DEATH BENEFIT
                       OPTIONAL = OPTIONAL DEATH BENEFIT

                                                              PERIOD FROM MARCH 22* TO DECEMBER 31, 1999
                                                                                      STANDARD    STANDARD   OPTIONAL    OPTIONAL
                                     STANDARD    STANDARD    OPTIONAL    OPTIONAL      3%AIR,      3%AIR,     3%AIR,      3%AIR,
                                       3%AIR       5%AIR       3%AIR       5%AIR       .62FC       1.1%FC     .83%FC     1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
HIGH YIELD BOND TRUST (5/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.980      0.980         0.977     0.977          --          --          --         --
  Number of units outstanding at
    end of year....................    92,789         --       879,832        --          --          --          --         --
MANAGED ASSETS TRUST (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.102      1.102         1.098     1.098          --          --          --         --
  Number of units outstanding at
    end of year....................   232,345         --     5,360,035        --          --          --          --         --
MONEY MARKET PORTFOLIO (4/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.032      1.032         1.028     1.028          --          --          --         --
  Number of units outstanding at
    end of year....................   239,890         --     5,359,933        --          --          --          --         --
AMERICAN ODYSSEY FUNDS, INC.*
  CORE EQUITY FUND (3/99)*
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.995      0.995         0.992     0.992          --          --          --         --
  Number of units outstanding at
    end of year....................   228,230         --     5,697,520        --          --          --          --         --
  EMERGING OPPORTUNITIES FUND
    (3/99)*
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.465      1.465         1.460     1.460          --          --          --         --
  Number of units outstanding at
    end of year....................   113,574         --     2,542,636        --          --          --          --         --
  GLOBAL HIGH-YIELD BOND FUND
    (3/99)++
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.070      1.070         1.066     1.066          --          --          --         --
  Number of units outstanding at
    end of year....................    48,457         --     1,363,227        --          --          --          --         --
  INTERMEDIATE-TERM BOND FUND
    (3/99)++
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.005      1.005         1.002     1.002          --          --          --         --
  Number of units outstanding at
    end of year....................   187,387         --     2,889,162        --          --          --          --         --
  INTERNATIONAL EQUITY FUND (3/99)*
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.272      1.272         1.267     1.267          --          --          --         --
  Number of units outstanding at
    end of year....................    90,221         --     3,413,512        --          --          --          --         --
  LONG-TERM BOND FUND (3/99)*
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.979      0.979         0.976     0.976          --          --          --         --
  Number of units outstanding at
    end of year....................   139,623         --     3,629,750        --          --          --          --         --
DELAWARE GROUP PREMIUM FUND
  REIT SERIES (7/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.937      0.937         0.935     0.935          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --        22,639        --          --          --          --         --
  SMALL CAP VALUE SERIES (4/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.991      0.991         0.988     0.988          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --       184,589        --          --          --          --         --

                                   APPENDIX B
                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
    TRAVELERS SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES (1999) (CONTINUED)

                                                              PERIOD FROM MARCH 22* TO DECEMBER 31, 1999
                                                                                      STANDARD    STANDARD   OPTIONAL    OPTIONAL
                                     STANDARD    STANDARD    OPTIONAL    OPTIONAL      3%AIR,      3%AIR,     3%AIR,      3%AIR,
                                       3%AIR       5%AIR       3%AIR       5%AIR       .62FC       1.1%FC     .83%FC     1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
DREYFUS VARIABLE INVESTMENT FUND
  CAPITAL APPRECIATION PORTFOLIO
    (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.081      1.081         1.077     1.077          --          --          --         --
  Number of units outstanding at
    end of year....................   244,529         --     2,447,252        --          --          --          --         --
  SMALL CAP PORTFOLIO (4/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.240      1.240         1.236     1.236          --          --          --         --
  Number of units outstanding at
    end of year....................    45,091         --     1,060,068        --          --          --          --         --
GREENWICH STREET SERIES FUND
  EQUITY INDEX PORTFOLIO II (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000       1.000       1.000       1.000      1.000
  Unit Value at end of year........     1.133      1.133         1.129     1.129       1.127       1.123       1.122      1.117
  Number of units outstanding at
    end of year....................   207,054         --     5,953,238        --          --          --          --         --
THE MONTGOMERY FUNDS III
  MONTGOMERY VARIABLE SERIES;
    GROWTH FUND (3/99)+
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.208      1.208         1.204     1.204          --          --          --         --
  Number of units outstanding at
    end of year....................    16,056         --       573,739        --          --          --          --         --
OCC ACCUMULATION TRUST
  EQUITY PORTFOLIO (3/99)+
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.930      0.930         0.927     0.927          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --       150,291        --          --          --          --         --
SALOMON BROTHERS VARIABLE SERIES
  FUNDS, INC.
  CAPITAL FUND (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.222      1.222         1.218     1.218          --          --          --         --
  Number of units outstanding at
    end of year....................    13,279         --     1,398,956        --          --          --          --         --
  INVESTORS FUND (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.088      1.088         1.084     1.084          --          --          --         --
  Number of units outstanding at
    end of year....................     5,119         --       665,635        --          --          --          --         --
  TOTAL RETURN FUND (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.002      1.002         0.998     0.998          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --       163,763        --          --          --          --         --
STRONG VARIABLE INSURANCE FUNDS,
  INC.
  STRONG SCHAFER VALUE FUND II
    (7/99)*
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.877      0.877         0.875     0.875          --          --          --         --
  Number of units outstanding at
    end of year....................     6,351         --       114,839        --          --          --          --         --
TRAVELERS SERIES FUND INC.
  ALLIANCE GROWTH PORTFOLIO (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.303      1.303         1.298     1.298          --          --          --         --
  Number of units outstanding at
    end of year....................   274,568         --     4,867,877        --          --          --          --         --
  MFS TOTAL RETURN PORTFOLIO (4/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.994      0.994         0.991     0.991          --          --          --         --
  Number of units outstanding at
    end of year....................    56,338         --       822,665        --          --          --          --         --

                                   APPENDIX B
                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
    TRAVELERS SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES (1999) (CONTINUED)

                                                              PERIOD FROM MARCH 22* TO DECEMBER 31, 1999
                                                                                      STANDARD    STANDARD   OPTIONAL    OPTIONAL
                                     STANDARD    STANDARD    OPTIONAL    OPTIONAL      3%AIR,      3%AIR,     3%AIR,      3%AIR,
                                       3%AIR       5%AIR       3%AIR       5%AIR       .62FC       1.1%FC     .83%FC     1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
TRAVELERS SERIES FUND INC. (CONT.)
  PUTNAM DIVERSIFIED INCOME
    PORTFOLIO (6/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.010      1.010         1.007     1.007          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --       188,752        --          --          --          --         --
  SMITH BARNEY HIGH INCOME
    PORTFOLIO (5/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.007      1.007         1.004     1.004          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --       174,517        --          --          --          --         --
  SMITH BARNEY INTERNATIONAL EQUITY
    PORTFOLIO (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.569      1.569         1.563     1.563          --          --          --         --
  Number of units outstanding at
    end of year....................    33,821         --       942,437        --          --          --          --         --
  SMITH BARNEY LARGE CAPITALIZATION
    GROWTH PORTFOLIO (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.132      1.132         1.132     1.128          --          --          --         --
  Number of units outstanding at
    end of year....................   100,647         --     2,808,440        --          --          --          --         --
THE TRAVELERS SERIES TRUST
  DISCIPLINED MID CAP STOCK
    PORTFOLIO (6/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.132      1.132         1.129     1.129          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --       131,236        --          --          --          --         --
  DISCIPLINED SMALL CAP STOCK
    PORTFOLIO+ (5/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.150      1.150         1.147     1.147          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --        41,709        --          --          --          --         --
  EQUITY INCOME PORTFOLIO (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.021      1.021         1.017     1.017          --          --          --         --
  Number of units outstanding at
    end of year....................   216,322         --     2,462,986        --          --          --          --         --
  FEDERATED STOCK PORTFOLIO (4/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.965      0.965         0.962     0.962          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --       342,000        --          --          --          --         --
  LARGE CAP PORTFOLIO (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.224      1.224         1.219     1.219          --          --          --         --
  Number of units outstanding at
    end of year....................   247,021         --     2,827,437        --          --          --          --         --
  LAZARD INTERNATIONAL STOCK
    PORTFOLIO (4/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.194      1.194         1.190     1.190          --          --          --         --
  Number of units outstanding at
    end of year....................    13,922         --       118,109        --          --          --          --         --
  MFS MID CAP GROWTH PORTFOLIO
    (5/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.603      1.603         1.598     1.598          --          --          --         --
  Number of units outstanding at
    end of year....................    22,378         --       519,757        --          --          --          --         --

                                   APPENDIX B
                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
    TRAVELERS SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES (1999) (CONTINUED)

                                                              PERIOD FROM MARCH 22* TO DECEMBER 31, 1999
                                                                                      STANDARD    STANDARD   OPTIONAL    OPTIONAL
                                     STANDARD    STANDARD    OPTIONAL    OPTIONAL      3%AIR,      3%AIR,     3%AIR,      3%AIR,
                                       3%AIR       5%AIR       3%AIR       5%AIR       .62FC       1.1%FC     .83%FC     1.40%FC
---------------------------------------------------------------------------------------------------------------------------------
THE TRAVELERS SERIES TRUST (CONT.)
  MFS RESEARCH PORTFOLIO (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.213      1.213         1.209     1.209          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --       169,528        --          --          --          --         --
  SOCIAL AWARENESS PORTFOLIO (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.115      1.115         1.111     1.111          --          --          --         --
  Number of units outstanding at
    end of year....................   204,232         --     1,692,027        --          --          --          --         --
  STRATEGIC STOCK PORTFOLIO (9/99)+
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.942      0.942         0.940     0.940          --          --          --         --
  Number of units outstanding at
    end of year....................        --         --        75,116        --          --          --          --         --
  TRAVELERS QUALITY BOND PORTFOLIO
    (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000       1.000       1.000       1.000      1.000
  Unit Value at end of year........     1.002      1.002         0.998     0.998       1.000       0.999       0.996      0.994
  Number of units outstanding at
    end of year....................    30,445         --     1,489,904        --          --          --          --         --
  U.S. GOVERNMENT SECURITIES
    PORTFOLIO (3/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000       1.000       1.000       1.000      1.000
  Unit Value at end of year........     0.968      0.968         0.965     0.965       0.966       0.965       0.962      0.961
  Number of units outstanding at
    end of year....................    81,239         --     1,134,380        --          --          --          --         --
  UTILITIES PORTFOLIO (5/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     0.959      0.959         0.956     0.956          --          --          --         --
  Number of units outstanding at
    end of year....................    52,624         --       426,556        --          --          --          --         --
WARBURG PINCUS TRUST*
  EMERGING MARKETS PORTFOLIO (5/99)
  Unit Value at beginning of
    year...........................     1.000      1.000         1.000     1.000          --          --          --         --
  Unit Value at end of year........     1.506      1.506         1.502     1.502          --          --          --         --
  Number of units outstanding at
    end of year....................    54,662         --       563,587        --          --          --          --         --

                                   APPENDIX B

                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
        THE TRAVELERS SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES (2000)

                                                                    YEAR ENDED DECEMBER 31, 2000
                                   ----------------------------------------------------------------------------------------------
                                   STANDARD    STANDARD    OPTIONAL    OPTIONAL     STANDARD    STANDARD    OPTIONAL    OPTIONAL
                                      3%          5%          3%          5%        3%,.62FC    3%,1.1%FC   3%,.83FC   3%,1.40%FC
                                   ---------   ---------   ---------   ---------   ----------   ---------   --------   ----------
---------------------------------------------------------------------------------------------------------------------------------
CAPITAL APPRECIATION FUND (5/00)
  Unit Value at beginning of
    year.........................     1.000      1.000         1.000     1.000
  Unit Value at end of year......     0.745      0.745         0.743     0.743
  Number of units outstanding at
    end of year..................  1,006,482        --     18,629,244       --
HIGH YIELD BOND TRUST (5/99)
  Unit Value at beginning of
    year.........................     0.980      0.980         0.977     0.977
  Unit Value at end of year......     0.982      0.982         0.974     0.974
  Number of units outstanding at
    end of year..................   101,749         --     2,504,886    23,249
MANAGED ASSETS TRUST (3/99)
  Unit Value at beginning of
    year.........................     1.102      1.102         1.098     1.098
  Unit Value at end of year......     1.076      1.076         1.067     1.067
  Number of units outstanding at
    end of year..................   913,007         --     17,098,984       --
MONEY MARKET PORTFOLIO (4/99)
  Unit Value at beginning of
    year.........................     1.032      1.032         1.028     1.028
  Unit Value at end of year......     1.087      1.087         1.078     1.078
  Number of units outstanding at
    end of year..................   700,403         --     12,443,637       --
AMERICAN ODYSSEY FUNDS, INC.*
  CORE EQUITY FUND (3/99)*
  Unit Value at beginning of
    year.........................     0.995      0.995         0.992     0.992
  Unit Value at end of year......     0.840      0.840         0.833     0.833
  Number of units outstanding at
    end of year..................   959,029         --     22,805,101   18,600
  EMERGING OPPORTUNITIES FUND
    (3/99)*
  Unit Value at beginning of
    year.........................     1.465      1.465         1.460     1.460
  Unit Value at end of year......     1.600      1.600         1.587     1.587
  Number of units outstanding at
    end of year..................   462,418         --     9,235,726     7,256
  GLOBAL HIGH-YIELD BOND FUND
    (3/99)++
  Unit Value at beginning of
    year.........................     1.070      1.070         1.066     1.066
  Unit Value at end of year......     1.021      1.021         1.012     1.012
  Number of units outstanding at
    end of year..................   160,574      1,616     4,237,855        --
  INTERMEDIATE-TERM BOND FUND
    (3/99)++
  Unit Value at beginning of
    year.........................     1.005      1.005         1.002     1.002
  Unit Value at end of year......     1.063      1.063         1.054     1.054
  Number of units outstanding at
    end of year..................   399,235         --     9,735,911    22,453
  INTERNATIONAL EQUITY FUND
    (3/99)*
  Unit Value at beginning of
    year.........................     1.272      1.272         1.267     1.267
  Unit Value at end of year......     1.160      1.160         1.151     1.151
  Number of units outstanding at
    end of year..................   474,746         --     12,244,917    9,004
  LONG-TERM BOND FUND (3/99)*
  Unit Value at beginning of
    year.........................     0.979      0.979         0.976     0.976
  Unit Value at end of year......     1.092      1.092         1.083     1.083
  Number of units outstanding at
    end of year..................   601,543         --     13,300,852   22,686
DELAWARE GROUP PREMIUM FUND, INC.
  REIT SERIES (7/99)
  Unit Value at beginning of
    year.........................     0.937      0.937         0.935     0.935
  Unit Value at end of year......     1.221      1.221         1.213     1.213
  Number of units outstanding at
    end of year..................   102,023         --       284,819        --
  SMALL CAP VALUE SERIES (4/99)
  Unit Value at beginning of
    year.........................     0.991      0.991         0.988     0.988
  Unit Value at end of year......     1.162      1.162         1.153     1.153
  Number of units outstanding at
    end of year..................     5,110         --       319,706        --

                                   APPENDIX B
                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
    TRAVELERS SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES (2000) (CONTINUED)

                                                                    YEAR ENDED DECEMBER 31, 2000
                                   ----------------------------------------------------------------------------------------------
                                   STANDARD    STANDARD    OPTIONAL    OPTIONAL     STANDARD    STANDARD    OPTIONAL    OPTIONAL
                                      3%          5%          3%          5%        3%,.62FC    3%,1.1%FC   3%,.83FC   3%,1.40%FC
                                   ---------   ---------   ---------   ---------   ----------   ---------   --------   ----------
---------------------------------------------------------------------------------------------------------------------------------
DREYFUS VARIABLE INVESTMENT FUND
  APPRECIATION PORTFOLIO (3/99)
  Unit Value at beginning of
    year.........................     1.081      1.081         1.077     1.077
  Unit Value at end of year......     1.065      1.065         1.057     1.057
  Number of units outstanding at
    end of year..................   311,873         --     4,996,243        --
  SMALL CAP PORTFOLIO (4/99)
  Unit Value at beginning of
    year.........................     1.240      1.240         1.236     1.236
  Unit Value at end of year......     1.394      1.394         1.383     1.383
  Number of units outstanding at
    end of year..................   305,761         --     5,489,701        --
GREENWICH STREET SERIES FUND
  EQUITY INDEX PORTFOLIO II
    (3/99)
  Unit Value at beginning of
    year.........................     1.133      1.133         1.129     1.129       1.127        1.123      1.122       1.117
  Unit Value at end of year......     1.019      1.019         1.011     1.011       1.008        0.999      0.996       0.986
  Number of units outstanding at
    end of year..................   842,129         --     15,906,549   65,654      22,462           --         --          --
JANUS ASPEN SERIES
  WORLDWIDE GROWTH PORTFOLIO --
    SERVICE SHARES (5/00)
  Unit Value at beginning of
    year.........................     1.000      1.000         1.000     1.000
  Unit Value at end of year......     0.801      0.801         0.799     0.799
  Number of units outstanding at
    end of year..................   424,750         --     8,681,668        --
THE MONTGOMERY FUNDS III
  MONTGOMERY VARIABLE SERIES;
    GROWTH FUND (3/99)+
  Unit Value at beginning of
    year.........................     1.208      1.208         1.204     1.204
  Unit Value at end of year......     1.090      1.090         1.082     1.082
  Number of units outstanding at
    end of year..................    40,161         --       755,544        --
OCC ACCUMULATION TRUST
  EQUITY PORTFOLIO (6/99)+
  Unit Value at beginning of
    year.........................     0.930      0.930         0.927     0.927
  Unit Value at end of year......     1.014      1.014         1.007     1.007
  Number of units outstanding at
    end of year..................        --         --       210,914        --
SALOMON BROTHERS VARIABLE SERIES
  FUNDS, INC.
  CAPITAL FUND (3/99)
  Unit Value at beginning of
    year.........................     1.222      1.222         1.218     1.218
  Unit Value at end of year......     1.433      1.433         1.422     1.422
  Number of units outstanding at
    end of year..................    70,934         --     3,944,667    37,311
  INVESTORS FUND (3/99)
  Unit Value at beginning of
    year.........................     1.088      1.088         1.084     1.084
  Unit Value at end of year......     1.244      1.244         1.234     1.234
  Number of units outstanding at
    end of year..................    20,655         --     1,626,667        --
  TOTAL RETURN FUND (3/99)
  Unit Value at beginning of
    year.........................     1.002      1.002         0.998     0.998
  Unit Value at end of year......     1.072      1.072         1.064     1.064
  Number of units outstanding at
    end of year..................     5,470         --       216,675        --
STRONG VARIABLE INSURANCE FUNDS,
  INC.
  STRONG SCHAFER VALUE FUND II
    (7/99)*
  Unit Value at beginning of
    year.........................     0.877      0.877         0.875     0.875
  Unit Value at end of year......     0.938      0.938         0.932     0.932
  Number of units outstanding at
    end of year..................     6,351         --       255,460        --

                                   APPENDIX B
                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
    TRAVELERS SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES (2000) (CONTINUED)

                                                                    YEAR ENDED DECEMBER 31, 2000
                                   ----------------------------------------------------------------------------------------------
                                   STANDARD    STANDARD    OPTIONAL    OPTIONAL     STANDARD    STANDARD    OPTIONAL    OPTIONAL
                                      3%          5%          3%          5%        3%,.62FC    3%,1.1%FC   3%,.83FC   3%,1.40%FC
                                   ---------   ---------   ---------   ---------   ----------   ---------   --------   ----------
---------------------------------------------------------------------------------------------------------------------------------
TRAVELERS SERIES FUND, INC.
  ALLIANCE GROWTH PORTFOLIO
    (3/99)
  Unit Value at beginning of
    year.........................     1.303      1.303         1.298     1.298
  Unit Value at end of year......     1.057      1.057         1.048     1.048
  Number of units outstanding at
    end of year..................   787,876         --     14,295,924   36,239
  MFS TOTAL RETURN PORTFOLIO
    (4/99)
  Unit Value at beginning of
    year.........................     0.994      0.994         0.991     0.991
  Unit Value at end of year......     1.150      1.150         1.142     1.142
  Number of units outstanding at
    end of year..................   177,102         --     3,061,099        --
  PUTNAM DIVERSIFIED INCOME
    PORTFOLIO (6/99)
  Unit Value at beginning of
    year.........................     1.010      1.010         1.007     1.007
  Unit Value at end of year......     0.998      0.998         0.991     0.991
  Number of units outstanding at
    end of year..................        --         --       316,519        --
  SMITH BARNEY HIGH INCOME
    PORTFOLIO (5/99)
  Unit Value at beginning of
    year.........................     1.007      1.007         1.004     1.004
  Unit Value at end of year......     0.918      0.918         0.912     0.912
  Number of units outstanding at
    end of year..................    12,407         --       283,760        --
  SMITH BARNEY INTERNATIONAL
    EQUITY PORTFOLIO (3/99)
  Unit Value at beginning of
    year.........................     1.569      1.569         1.563     1.563
  Unit Value at end of year......     1.186      1.186         1.177     1.177
  Number of units outstanding at
    end of year..................    76,324         --     3,218,634        --
  SMITH BARNEY LARGE
    CAPITALIZATION GROWTH
    PORTFOLIO (3/99)
  Unit Value at beginning of
    year.........................     1.132      1.132         1.128     1.128
  Unit Value at end of year......     1.045      1.045         1.037     1.037
  Number of units outstanding at
    end of year..................   265,016         --     6,508,869    14,436
THE TRAVELERS SERIES TRUST
  DISCIPLINED MID CAP STOCK
    PORTFOLIO (6/99)
  Unit Value at beginning of
    year.........................     1.132      1.132         1.129     1.129
  Unit Value at end of year......     1.310      1.310         1.301     1.301
  Number of units outstanding at
    end of year..................    87,378         --     1,801,861        --
  DISCIPLINED SMALL CAP STOCK
    PORTFOLIO (5/99)+
  Unit Value at beginning of
    year.........................     1.150      1.150         1.147     1.147
  Unit Value at end of year......     1.165      1.165         1.156     1.156
  Number of units outstanding at
    end of year..................    23,123         --       328,710        --
  EQUITY INCOME PORTFOLIO (3/99)
  Unit Value at beginning of
    year.........................     1.021      1.021         1.017     1.017
  Unit Value at end of year......     1.105      1.105         1.096     1.096
  Number of units outstanding at
    end of year..................   212,588         --     4,760,672        --
  FEDERATED STOCK PORTFOLIO
    (4/99)
  Unit Value at beginning of
    year.........................     0.965      0.965         0.962     0.962
  Unit Value at end of year......     0.993      0.993         0.986     0.986
  Number of units outstanding at
    end of year..................     4,126         --       500,956        --
  LARGE CAP PORTFOLIO (3/99)
  Unit Value at beginning of
    year.........................     1.224      1.224         1.219     1.219
  Unit Value at end of year......     1.038      1.038         1.030     1.030
  Number of units outstanding at
    end of year..................   334,348         --     8,737,631        --

                                   APPENDIX B
                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
    TRAVELERS SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES (2000) (CONTINUED)

                                                                    YEAR ENDED DECEMBER 31, 2000
                                   ----------------------------------------------------------------------------------------------
                                   STANDARD    STANDARD    OPTIONAL    OPTIONAL     STANDARD    STANDARD    OPTIONAL    OPTIONAL
                                      3%          5%          3%          5%        3%,.62FC    3%,1.1%FC   3%,.83FC   3%,1.40%FC
                                   ---------   ---------   ---------   ---------   ----------   ---------   --------   ----------
---------------------------------------------------------------------------------------------------------------------------------
THE TRAVELERS SERIES TRUST (CONT.)
  LAZARD INTERNATIONAL STOCK
    PORTFOLIO (4/99)
  Unit Value at beginning of
    year.........................     1.194      1.194         1.190     1.190
  Unit Value at end of year......     1.049      1.049         1.041     1.041
  Number of units outstanding at
    end of year..................    43,159         --       325,277        --
  MFS MID CAP GROWTH PORTFOLIO
    (5/99)
  Unit Value at beginning of
    year.........................     1.603      1.603         1.598     1.598
  Unit Value at end of year......     1.739      1.739         1.726     1.726
  Number of units outstanding at
    end of year..................   201,277         --     4,877,373    14,037
  MFS RESEARCH PORTFOLIO (3/99)
  Unit Value at beginning of
    year.........................     1.213      1.213         1.209     1.209
  Unit Value at end of year......     1.136      1.136         1.127     1.127
  Number of units outstanding at
    end of year..................    80,150         --     1,184,412        --
  SOCIAL AWARENESS PORTFOLIO
    (3/99)
  Unit Value at beginning of
    year.........................     1.115      1.115         1.111     1.111
  Unit Value at end of year......     1.100      1.100         1.092     1.092
  Number of units outstanding at
    end of year..................   338,770         --     3,740,424        --
  STRATEGIC STOCK PORTFOLIO
    (9/99)+
  Unit Value at beginning of
    year.........................     0.942      0.942         0.940     0.940
  Unit Value at end of year......     1.030      1.030         1.023     1.023
  Number of units outstanding at
    end of year..................        --         --       195,578        --
  TRAVELERS QUALITY BOND
    PORTFOLIO (3/99)
  Unit Value at beginning of
    year.........................     1.002      1.002         0.998     0.998       1.000        0.999      0.996       0.994
  Unit Value at end of year......     1.063      1.063         1.055     1.055       1.058        1.055      1.049       1.045
  Number of units outstanding at
    end of year..................    89,190         --     2,776,420    22,724          --           --         --          --
  U.S. GOVERNMENT SECURITIES
    PORTFOLIO (3/99)
  Unit Value at beginning of
    year.........................     0.968      0.968         0.965     0.965       0.966        0.965      0.962       0.961
  Unit Value at end of year......     1.099      1.099         1.091     1.091       1.094        1.091      1.084       1.080
  Number of units outstanding at
    end of year..................   147,364         --     2,991,693        --          --           --         --          --
  UTILITIES PORTFOLIO (5/99)
  Unit Value at beginning of
    year.........................     0.959      0.959         0.956     0.956
  Unit Value at end of year......     1.183      1.183         1.174     1.174
  Number of units outstanding at
    end of year..................   136,065         --     2,495,494        --
VARIABLE INSURANCE PRODUCTS FUND
  II (FIDELITY)
  ASSET MANAGER
    PORTFOLIO -- SERVICE SHARES
    (6/00)
  Unit Value at beginning of
    year.........................     1.000      1.000         1.000     1.000
  Unit Value at end of year......     0.949      0.949         0.947     0.947
  Number of units outstanding at
    end of year..................   133,640         --     1,309,194        --
WARBURG PINCUS TRUST*
  EMERGING MARKETS PORTFOLIO
    (5/99)
  Unit Value at beginning of
    year.........................     1.506      1.506         1.502     1.502
  Unit Value at end of year......     1.022      1.022         1.015     1.015
  Number of units outstanding at
    end of year..................    71,391         --     1,387,952        --

The date next to each funding option's name reflects the date money first came into the funding option through the Separate Account. The financial statements for Separate Account Five and the financial statements for The Travelers Life and Annuity Company are contained in the SAI. Funding options not listed above had no amounts allocated to them or were not available as of December 31, 2000.
 * Fund's name has changed. Refer to prospectus for new fund name.
 + No longer available to new contract owners.
++ Fund is closed.

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                                   APPENDIX C
--------------------------------------------------------------------------------
            WAIVER OF WITHDRAWAL CHARGE FOR NURSING HOME CONFINEMENT

                    (Not Available under Section 457 Plans.
        Not available if Owner is age 71 or older on the Contract Date.
      Please refer to your Contract for state variations of this waiver.)

If, after the first contract year and before the maturity date, the annuitant begins confinement in an eligible nursing home, you may surrender or make withdrawal, subject to the maximum withdrawal amount described below, without incurring a withdrawal charge. In order for the Company to waive the withdrawal charge, the withdrawal must be made during continued confinement in an eligible nursing home after the qualifying period has been satisfied, or within sixty
(60) days after such confinement ends. The qualifying period is confinement in an eligible nursing home for ninety (90) consecutive days. We will require proof of confinement in a form satisfactory to us, which may include certification by a licensed physician that such confinement is medically necessary.

We define an eligible nursing home is defined as an institution or special nursing unit of a hospital which:

(a) is Medicare approved as a provider of skilled nursing care services; and

(b) is not, other than in name only, an acute care hospital, a home for the aged, a retirement home, a rest home, a community living center, or a place mainly for the treatment of alcoholism, mental illness or drug abuse.

                                       OR

Meets all of the following standards:

(a) is licensed as a nursing care facility by the state in which it is licensed;

(b) is either a freestanding facility or a distinct part of another facility such as a ward, wing, unit or swing-bed of a hospital or other facility;

(c) provides nursing care to individuals who are not able to care for themselves and who require nursing care;

(d) provides, as a primary function, nursing care and room and board; and charges for these services;

(e) provides care under the supervision of a licensed physician, registered nurse (RN) or licensed practical nurse (LPN);

(f) may provide care by a licensed physical, respiratory, occupational or speech therapist; and

(g) is not, other than in name only, an acute care hospital, a home for the aged, a retirement home, a rest home, a community living center, or a place mainly for the treatment of alcoholism, mental illness or drug abuse.

FILING A CLAIM: You must provide the Company with written notice of a claim during continued confinement after the 90-day qualifying period, or within sixty days after such confinement ends.

The maximum withdrawal amount for which we will waive the withdrawal charge is the contract value on the next valuation date following written proof of claim, less any purchase payments made within a one-year period before confinement in an eligible nursing home begins, less any purchase payments made on or after the annuitant's 71st birthday.

We will pay any withdrawal requested under the scope of this waiver as soon as we receive proper written proof of your claim, and we will pay the withdrawal in a lump sum. You should consult with your personal tax adviser regarding the tax impact of any withdrawals taken from your Contract.

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                                   APPENDIX D
--------------------------------------------------------------------------------
                            MARKET VALUE ADJUSTMENT

If you (the Annuitant) have selected any period certain option, you may elect to surrender a payment equal to a portion or all of the present value of the remaining period certain payments any time after the first contract year. There is a surrender charge of 5% of the amount withdrawn under this option.

For fixed annuity payments, we calculate the present value of the remaining period certain payments using a current interest rate. The current interest rate is the then current annual rate of return offered by Us on new Fixed Annuity period certain only annuitizations for the amount of time remaining in the certain period. If the period of time remaining is less than the minimum length of time for which we offer a new Fixed Annuity Period Certain Only Annuitization, then the interest rate will be the rate of return for that minimum length of time.

The formula for calculating the Present Value is as follows:

              Present Value =LOGO[Payment(s) X (1/1 + iC)(t/365)]
Where
        iC =the interest rate described above
        n =the number of payments remaining in the contract owner's certain period at the time of request for this benefit t = number of days remaining until that payment is made, adjusting for leap years.

If you request a percentage of the total amount available, the remaining period certain payments will be reduced by that percentage for the remainder of the certain period. After the certain period expires, any remaining payments will increase to the level they would have been had no liquidation taken place.

Illustration:

Amount Annuitized:  $12,589.80
Annuity Option:     Life w/10 Year Certain
                    $1,000 Annually--first payment
Annuity Payments:   immediately

For the purposes of this illustration, assume after two years (immediately preceding the third payment), you choose to receive full liquidity, and the current rate of return which we are then crediting for 8 year fixed Period Certain Only Annuitizations is 4.00%. The total amount available for liquidity is calculated as follows:

1000 + (1000/1.04) + (1000/1.04)( 7/8)2 + (1000/1.04)( 7/8)3 + (1000/1.04)

( 7/8)4 + (1000/1.04)( 7/8)5 + (1000/1.04)( 7/8)6 + (1000/1.04)( 7/8)7 =

$7002.06

The surrender penalty is calculated as 5% of $7,002.06, or $350.10.

The net result to you after subtraction of the surrender penalty of $350.10 would be $6,651.96.

You would receive no more payments for 8 years. After 8 years, if you are still living, you will receive $1000 annually until your death.

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                                   APPENDIX E
--------------------------------------------------------------------------------
              CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The Statement of Additional Information contains more specific information and financial statements relating to The Travelers Insurance Company or The Travelers Life and Annuity Company. A list of the contents of the Statement of Additional Information is set forth below:

     The Insurance Company
     Principal Underwriter
     Distribution and Principal Underwriting Agreement
     Valuation of Assets
     Performance Information
     Federal Tax Considerations
     Independent Accountants
     Financial Statements

--------------------------------------------------------------------------------

Copies of the Statement of Additional Information dated May 1, 2001 are available without charge. To request a copy, please clip this coupon on the dotted line above, enter your name and address in the spaces provided below, and mail to: The Travelers Insurance Company, Annuity Investor Services, One Tower Square, Hartford, Connecticut 06183. The Travelers Insurance Company Statement of Additional Information is printed on Form L-21256, and The Travelers Life and Annuity Statement of Additional Information is printed on Form L-21257.

Name:
------------------------------------------------

Address:
------------------------------------------------

         ---------------------------------------------------------

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L-21256                                                              May 1, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.          Other Expenses of Issuance and Distribution

Registration Fees: $2,780.00 for $10,000,000 in interests of Fixed Account Annuitization Options with a Market Value Adjustment Cash Out Feature.

Estimate of Printing Costs:  $10,000

Cost of Independent Auditors:  $5,000


Item 15.          Indemnification of Directors and Officers

Sections 33-770 et seq inclusive of the Connecticut General Statutes ("C.G.S.") regarding indemnification of directors and officers of Connecticut corporations provides in general that Connecticut corporations shall indemnify their officers, directors and certain other defined individuals against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred in connection with proceedings against the corporation. The corporation's obligation to provide such indemnification generally does not apply unless (1) the individual is wholly successful on the merits in the defense of any such proceeding; or (2) a determination is made (by persons specified in the statute) that the individual acted in good faith and in the best interests of the corporation and in all other cases, his conduct was at least not opposed to the best interests of the corporation, and in a criminal case he had no reasonable cause to believe his conduct was unlawful; or (3) the court, upon application by the individual, determines in view of all of the circumstances that such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. With respect to proceedings brought by or in the right of the corporation, the statute provides that the corporation shall indemnify its officers, directors and certain other defined individuals, against reasonable expenses actually incurred by them in connection with such proceedings, subject to certain limitations.

Citigroup Inc. also provides liability insurance for its directors and officers and the directors and officers of its subsidiaries, including the Registrant. This insurance provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.          Exhibits

(a)    Exhibits

       1.         Distribution and Principal Underwriting Agreement.
                  (Incorporated herein by reference to Exhibit 1 to the Registration Statement on Form S-2, File No. 333-51804 filed December 14, 2000.)

       2.         None

       3(i). Charter of The Travelers Insurance Company, as amended on October 19, 1994. (Incorporated herein by reference to Exhibit 3(a) to the Registration Statement on Form N-4, File No. 333-40193 filed November 17, 1997).

       3(ii). By-Laws of The Travelers Insurance Company, as amended on October 20, 1994. (Incorporated herein by reference to Exhibit 3(b) to the Registration Statement on Form N-4, File No. 333-40193 filed November 17, 1997.)

       4. Contracts. (Incorporated herein by reference to Exhibit 4 to the Registration Statement on Form N-4, File No. 333-58783 filed November 3, 1998.)

       5. Opinion Re: Legality, Including Consent. (Incorporated herein by reference to Exhibit 5 to the Registration Statement on Form S-2 filed December 29, 1998.)

       8.         None.

       10.        None.

       11.        None

       12.        None

       13.        Incorporated by reference to the text of the Prospectus.

       15.        None

       23(a).     Consent of KPMG LLP, Independent Certified Public Accountants.

       23(b).     Consent of Counsel (see Exhibit 5).

       24(a). Power of Attorney authorising Ernest J. Wright or Kathleen A. McGah as signatory for J. Eric Daniels, George C. Kokulis, Katherine M. Sullivan and Glenn Lammey. (Incorporated herein by reference to Exhibit 24(b) to Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 filed April 3, 2000.)

       24(b). Power of Attorney authorising Ernest J. Wright or Kathleen A. McGah as signatory for George C. Kokulis, Glenn Lammey, Marla Berman Lewitus and William R. Hogan.

Item 17.          Undertakings

The undersigned registrant hereby undertakes as follows, pursuant to Item 512(a) of Regulation S-K:

(a)      Rule 415 Offerings:

         1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

                  i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

                  iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes as follows, pursuant to Item 512(h) of Regulation S-K:

(h)      Request for Acceleration of Effective Date:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on April 4, 2001.


                         THE TRAVELERS INSURANCE COMPANY
                                  (Registrant)

                                   By:*GLENN D. LAMMEY
                                      ------------------------------------------
                                      Glenn D. Lammey, Chief Financial Officer,
                                      Chief Accounting Officer and Controller


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2001.


*GEORGE C. KOKULIS                     Director, President and
----------------------                 Chief Executive Officer
 (George C. Kokulis)                   (Principal Executive Officer)

*GLENN D. LAMMEY                       Director, Chief Financial Officer,
----------------------                 Chief Accounting Officer and Controller
 (Glenn D. Lammey)                     (Principal Financial Officer)

*MARLA BERMAN LEWITUS                  Director
----------------------
 (Marla Berman Lewitus)


*WILLIAM R. HOGAN                      Director
----------------------
 (William R. Hogan)



*By: /s/Ernest J. Wright, Attorney-in-Fact

                                  EXHIBIT INDEX
                                  -------------

Exhibit
  No.         Description                                                       Method of Filing
  ---         -----------                                                       ----------------
  23(a).      Consent of KPMG LLP, Independent Certified Public                  Electronically
              Accountants.


  24(b).      Power of Attorney authorizing Ernest J. Wright or                  Electronically
              Kathleen A. McGah as signatory for George C. Kokulis,
              Glenn Lammey, Marla Berman Lewitus and William R. Hogan